THIS INDENTURE made as of the 20th day of April , 2006

                  IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT





LANDLORD NAME AND ADDRESS
                              FERCAN DEVELOPMENTS INC.
                              193 King Street East, Ste. 200
                              Toronto, ON  M5A1J5
                              Telephone: 416 867 9899
                              Facsimile: 416 867 9675
                              GST Registration No.:      89408 9267 RT0001

                                                                (the "LANDLORD")


                                     - and -



TENANT NAME AND ADDRESS
                              NORTHERN  ETHANOL (BARRIE) INC.
                              1 Big Bay Point Road,
                              BARRIE, ONTARIO


                                                                  (the "TENANT")








BUILDING AND LAND LOCATED AT :             1 Big Bay Point Road, BARRIE, ONTARIO
GROSS LEASABLE AREA OF BUILDING PREMISES:  350,000 square feet as illustrated in
                                           Schedule "B" attached
LAND AREA :                                13 acres of land illustrated in
                                           Schedule "B-1" attached

                                                                (the "PREMISES")

1 -   BASIC TERMS

      1.1   - TERM:

                Building Premises   ( 25 Years)

               (a)  Commencement  Date:  November  1,  2006
               (b)  Expiry of Term:      October 30th, 2031

                 Land Area   ( 21 years less 1 day)

               (a)  Commencement  Date:  November  1,  2006
               (b)  Expiry of term:      October 30th, 2027


      1.2   BASE RENT

      1.2 A- BASE RENT FOR BUILDING




            PERIOD OF TERM       RENT/SQUARE FOOT      MONTHLY RENT           ANNUAL RENT
         ------------------------------------------------------------------------------------------------------------
               Years 1-1             $   5.00         $   145,833.33         $   1,750,000.00
               Years11-15            $   5.60         $   163,333.33         $   1,960,000.00
               Years16-20            $   6.27         $   182,932.96         $   2,195,195.52
               Years21-25            $   7.02         $   204,705.00         $   2,457,000.00


      **Note: Base Rent subject to 7% GST payable with each monthly rental payment.

          1.2B. BASE RENT FOR LAND AREA**

         ------------------------------- ------------------------- -------------
             PERIOD OF                 MONTHLY RENT            ANNUAL RENT
                TERM
         ------------------------------- ------------------------- -------------
               Years1-10             $   43,333.33         $   520,000.00
               Years11-15            $   48,533.33         $   582,400.00
               Years16-20            $   54,357.33         $   652,288.00

      **Note: Base Rent subject to 7% GST payable with each monthly rental payment.

      1.3 - TENANT'S ESTIMATED PROPORTIONATE SHARE OF OPERATING COSTS AND REALTY
      TAXES:

      (a) $3.00 per Sq ft. Estimated Operating Costs and Realty Taxes to be charged commencing November 1, 2006 and to be reviewed and reconciled annually.

      Estimated Operating Costs and Realty Taxes subject to 7% GST payable with each monthly rental payment


      1.4 - DEPOSIT:

      (a) $300,000.00 as a security deposit for the last month of Rent( includes Base Rent, CAM, Realty Taxes and GST)


      1.5 - USE OF PREMISES:

            The manufacturing, processing, selling, and distribution of ethanol for use as an automotive fuel additive and all related, necessary, and ancillary uses such as office and administration incidental to the primary use. The Tenant will not use or permit the use of the Premises for the manufacture or sale of alcohol or any beverage containing alcohol, for human consumption

            The Land Area shall be used for any purpose connected with the manufacture, processing, selling and distribution of ethanol as an automotive fuel additive, including installation of and as a location for equipment and machinery involved in the process of manufacture and processing ethanol.

      1.6 - OPTIONS TO EXTEND

            (a) If the Tenant is not then in default under the Lease and has not been in recurrent default under the Lease during the Term, the Tenant shall have the right on written request delivered to the Landlord not less than six (6) months prior to the expiry of the initial Term to extend the Term for the Building Premises for one(1) further period of ten (10) years ( THE "FIRST EXTENSION TERM") after the expiry of the initial Term, on the same terms and conditions as set out in the Lease, save and except for any further option to extend and Base Rent for the Building Premises. The Base Rent payable during such Ten (10) year extension shall be the then current market rent for comparable unfixtured space in the vicinity of the Building and with similar exposure to Highway 400. If the parties are unable to agree on the Base Rent for the extended Term within ninety (90) days prior to the expiry date of the then current Term, the Tenant shall have the right to submit the issue of the amount of the Base Rent payable during such first extension Term to arbitration in accordance with the Arbitrations Act, 1991 (Ontario). The Base Rent shall in any event be not less than the Base Rent paid by the Tenant in the twelve (12) months immediately preceding the expiry date of the Term. The costs of such arbitration shall be borne equally by both parties. The Tenant shall execute an extension agreement incorporating the terms and conditions of such extension, which may be in the form of the Landlord's then current Lease for the Building. If the Tenant fails or neglects to submit the issue of the Base Rent payable during such first extension to arbitration within the aforesaid ninety (90) days, the Tenant shall be deemed for all purposes of this Lease to have accepted the Base Rent stipulated by the Landlord.

            (b) If the Tenant has exercised the right to the first extension of the Term as aforesaid and is not then in default under the Lease and has not been in recurrent default under the Lease during the first extension of the Term, the Tenant shall have the right on written request delivered to the Landlord not less than six (6) months prior to the expiry of the first extension Term to extend the Term for the Building Premises for one (1) further period of ten(10) years ( the "SECOND EXTENSION TERM") on the same terms and conditions, save and except for any further option to extend and Base Rent, which shall be negotiated. The Base Rent payable during such second extension Term shall be the then current market rent for comparable unfixtured space in the vicinity of the Building and with similar exposure to Highway 400. If the parties are unable to agree on the Base Rent for the second extension Term within ninety( 90) days prior to the expiry date of the first extension Term, the Tenant shall have the right to submit the issue of the amount of Base Rent payable during such second extension Term to arbitration in accordance with the Arbitrations Act, 1991 (Ontario). The Base Rent in any event shall be not less than the Base Rent paid by the Tenant in the twelve (12) months immediately preceding the expiry date of the first extension Term. The costs of such arbitration shall be borne equally by both parties. The Tenant shall execute an extension agreement incorporating the terms and conditions of such extension, which may be in the form of the Landlord's then current Lease for the Building. If the Tenant fails or neglects to submit the issue of the Base Rent payable during such second extension Term to arbitration within the aforesaid ninety (90) days, the Tenant shall be deemed for all purposes of this Lease to have accepted the Base Rent stipulated by the Landlord.

            (c) If the Tenant is not then in default under the Lease and has not been in recurrent default under the Lease during the Term, the Tenant shall have the right on written request delivered to the Landlord not less than six (6) months prior to the expiry of the initial Term for the Land Area, to extend the Term for the Land Area for one(1) further period of ten (10) years ( THE " FIRST EXTENSION TERM") after the expiry of the initial Term, on the same terms and conditions as set out in the Lease, save and except for any further option to extend and Base Rent. The Base Rent payable during such Ten (10) year extension shall be the then current market rent for comparable unfixtured space in the vicinity of the Building and with similar exposure to Highway 400.If the parties are unable to agree on the Base Rent for the extended Term within ninety ( 90) days prior to the expiry date of the then current Term, the Tenant shall have the right to submit the issue of the amount of the Base Rent payable during such first extension Term to arbitration in accordance with the Arbitrations Act, 1991 (Ontario). The Base Rent shall in any event be not less than the Base Rent paid by the Tenant in the twelve (12) months immediately preceding the expiry date of the Term. The costs of such arbitration shall be borne equally by both parties. The Tenant shall execute an extension agreement incorporating the terms and conditions of such extension, which may be in the form of the Landlord's then current Lease for the Building. If the Tenant fails or neglects to submit the issue of the Base Rent payable during such first extension Term to arbitration within the aforesaid ninety (90) days, the Tenant shall be deemed for all purposes of this Lease to have accepted the Base Rent stipulated by the Landlord. The Tenant's option to extend the Term for the Land Area beyond the initial Term is conditional on the Landlord obtaining consent under the Planning Act, (Ontario) to extend the term of the Lease for the Land Area beyond the initial Term thereof. If the Landlord does not obtain such consent, the Lease for the Land Area shall terminate on the last day of the initial Term for the Land Area. All costs and expenses for related to the obtaining such consent under the Planning Act (Ontario) shall be borne by the Tenant, including , without limitation, all legal fees and disbursements in connection therewith.

            (d) If the Tenant has exercised the right to the first extension of the Term for the Land Area and the Landlord has obtained the consent for such extension required under the Planning Act, Ontario as aforesaid and the Tenant is not then in default under the Lease and has not been in recurrent default under the Lease during the first extension of the Term, the Tenant shall have the right on written request delivered to the Landlord not less than six (6) months prior to the expiry of the first extension Term to extend the Term for the Land Area for one (1) further period of fifteen(15) years ( the "SECOND EXTENSION TERM") on the same terms and conditions, save and except for any further option to extend and Base Rent, which shall be negotiated. The Base Rent payable during such second extension Term shall be the then current market rent for comparable unfixtured space in the vicinity of the Building and with similar exposure to Highway 400. If the parties are unable to agree on the Base Rent for the second extension Term within ninety (90) days prior to the expiry date of the first extension Term, the Tenant shall have the right to submit the issue of the amount of Base Rent payable during such second extension Term to arbitration in accordance with the Arbitrations Act, 1991 (Ontario). The Base Rent in any event shall be not less than the Base Rent paid by the Tenant in the twelve (12) months immediately preceding the expiry date of the first extension Term. The costs of such arbitration shall be borne equally by both parties. The Tenant shall execute an extension agreement incorporating the terms and conditions of such extension, which may be in the form of the Landlord's then current Lease for the Building. If the Tenant fails or neglects to submit the issue of the Base Rent payable during such second extension Term to arbitration within the aforesaid ninety (90) days, the Tenant shall be deemed for all purposes of this Lease to have accepted the Base Rent stipulated by the Landlord.

            The option provided in Section 1.6(c) hereof to extend the Term for the Land Area is conditional on and can only be exercised by the Tenant if the Tenant has exercised the option to extend the term for Building Premises pursuant to Section 1.6(a). The option provided in
            Section 1.6(d) hereof to extend the Term for the Land Area is conditional on and can only be exercised by the Tenant if the Tenant has exercised the option to extend the term for Building Premises pursuant to Section 1.6(b).


      1.7   - TENANT'S WORK

      The Tenant shall supply and install at its own cost all required leasehold improvements and any and all furnishings, equipment, machinery, piping and other facilities and systems which the Tenant may require in connection with the business being carried on by the Tenant in the Premises shall be supplied and installed by the Tenant at its own cost and expense. The Tenant accepts the Premises "as is". The Tenant shall have the option (the "Option") to be exercised within ninety (90) days after the execution of this Lease to purchase from the Landlord all or part of the FEM (as hereinafter defined) on an "as is" basis at a price to be equivalent to then current market value for such FEM. If the Tenant does not exercise the Option within the time limited therefore the Landlord shall remove the FEM from the Premises at the cost of the Landlord no later than one hundred and twenty (120) days after the Option has expired. Payment for the FEM shall be made by the Tenant to the Landlord forthwith upon exercising the Option. If the landlord and Tenant are unable to agree upon the current market value for the FEM within fourty-five(45) days prior to the expiry date of the Option, then the Tenant shall have the right to submit the issue of the current market value of the FEM to arbitration in accordance with the Arbitrations Act, 1991 (Ontario). If the Tenant fails or neglects to submit the issue of the current market value of the FEM to arbitration within the aforesaid fourty-five 45) days, the Tenant shall be deemed for all purposes of to have accepted the current market value stipulated by the Landlord.


      1.8 - FIXTURING PERIOD

      The Tenant shall be entitled to occupy the Premises from the date of execution hereof to November 1, 2006 (the "Fixturing Period") without the payment of Base Rent, or Operating Costs

2 -   INTERPRETATION

      2.1 - DEFINITIONS

      In this Lease all words and phrases defined in this Section shall have the meaning attributed to them by their definition:

      (a) "ACCESSORY AREAS" means the area of corridors, washrooms, air cooling rooms, fan rooms, janitors' closets, telephone and electrical closets and other closets serving the Premises in common with other premises on the same floor.

      (b) "ADDITIONAL RENT" means all sums, however described, payable by the Tenant under this Lease, other than Base Rent, whether payable to the Landlord or others, and including, without limitation, Taxes and all other amounts payable under this Lease;

      (c) "ALL RISK" insurance means insurance against all risks of loss or damage covered under standard commercial broad-form insurance or its equivalent in effect from time to time, including without limitation, coverage for earthquake and flood, sprinkler damage, off-site removal, law and ordinance or by-law compliance, construction or reconstruction, foundation and footings;

      (d) "BASE RENT" means the Base Rent referred to in Section 1.2;

      (e) "BUILDING" means the building of the Landlord located at the address set out on the front page of this Lease and more particularly and includes all improvements, extensions and additions from time to time made to the Building;

      (f) "BUILDING SERVICE AREAS" means the stairs, flues, stacks, pipe shafts, vertical ducts and electrical or mechanical rooms with their enclosing walls;

      (g) "CAPITAL TAX" means an imputed amount now or in future imposed on the Landlord (or any corporation acting on behalf of the Landlord) on account of its ownership of or capital employed in the Building. Capital Tax shall be computed as if the Building were the only real property of the Landlord and includes the amount of any capital or place of business tax levied by the provincial or federal government or any other applicable taxing authority against the Landlord with respect to the Building, whether or not known as "capital tax" or any other name, and includes the capital tax now or in future imposed under the Corporations Tax Act (Ontario) and the Large Corporations Tax under the Income Tax Act (Canada); provided that the base on which the Capital Tax is imposed under this Lease shall not be increased except as a result of capital additions to the Building;

      (h) "COMMENCEMENT DATE" means the first day of November, 2006);

      (i) "COMMON FACILITIES" means all common areas and utilities from time to time furnished or designated (and which may at any time and from time to time be added, reduced or otherwise changed) by the Landlord for the use in common, in such manner as the Landlord may permit, with any other tenant of the Building and all others entitled to access and their respective officers, agents, employees, customers, invitees and licensees, including, without limitation, parking areas, access roads, driveways, entrances and exits, sidewalks, ramps, landscaped areas, building entrances, foyer, lobbies, interior and exterior stairways, passageways and washrooms;

      (j) "CONSULTANT" means an independent architect, engineer or other professional person duly licensed to practice in the Province of Ontario and appointed by the Landlord in connection with any matter which, by the terms of this Lease, is to be referred to a consultant, whose certificate or determination shall be final and binding on the parties;

      (k) "FEM" means the chattels, furnishings, equipment and machinery located in, on or under the Building Premises on the date of this Lease;

      (l) "GROSS LEASABLE AREA" means 350,000 Square Feet

      (m) "GST" means the Goods and Services Tax imposed under Parts VIII and IX of the Excise Tax Act (Canada), and any other goods and service taxes, business transfer taxes, sales taxes, value added or transaction taxes, or any other taxes imposed on the Landlord with respect to the Rent and any other amounts payable by the Tenant to the Landlord under the Lease which may at any time be imposed by a governmental authority on or in respect of rental or real property (other than Taxes, on Landlord's business income), whether characterized as a goods and services tax, sales tax, value-added tax or otherwise;

      (n) "HVAC SYSTEM" means the heating, ventilating and air-conditioning system serving the Premises in whole or in part, or the Building, as the case may be;

      (o) "INTEREST RATE" means that rate of interest per year, at the time interest falls due under any provision of this Lease, which is five percent (5%) in excess of the rate published by the Landlord's bank at 1:00 p.m. local time on the date in question as its prime or reference interest rate then in effect for Canadian dollar demand loans to its most favoured commercial customers (which, if used in this Lease, is referred to as the "PRIME RATE");

      (p) "LANDLORD" means the Landlord and his, her or its heirs, legal personal representatives, successors and assigns;


      (Q) "LAND AREA" means the thirteen (13) acres of land located at the address set out on the front page of this Lease and more particularly described in Schedule "B-1",


      (r) "LEASE" means this Lease and all attached Schedules;

      (s) "LEASE YEAR" means, in the year in which the Term commences, the period of time from the commencement of the Term to December 31st of that year and, in subsequent years, the twelve (12) month period commencing on January 1 in that year and the balance, if any, of the Term after the last full twelve (12) month Lease Year. The Landlord shall have the right at any time during the Term to change the beginning and ending dates of the Lease Year. If any Lease Year is less than twelve (12) months, the Rent and other sums due, if applicable, shall be pro-rated by multiplying the Rent (for a twelve (12) month period commencing on the first day of the Lease Year) by the actual number of days in the Lease Year and dividing the product by three hundred and sixty-five (365);

      (t) "MORTGAGEE" means a mortgagee or hypothecary creditor (including a trustee for bondholders) of the Property or part of it and a chargee or other secured creditor that holds the Building or part of it as security, and includes a prospective Mortgagee, but does not include a creditor, chargee or security holder of a tenant of the Building; and "MORTGAGE" means the security held by or to be granted to a Mortgagee relating to the Property or any part thereof, including a mortgage, charge, assignment of rents or leases, debenture and deed of trust or any other form of security interest in real property granted or to be granted by the Landlord to a Mortgagee;

      (u) "MUNICIPALITY" means the city, metropolitan authority or regional municipality in which the Building is situate and which has jurisdiction over the zoning of the Lands on which the Building is situate;

      (v) "OPERATING COSTS" means the total, without duplication, of all expenses, fees, rentals, costs and disbursements of every nature and kind paid or incurred by or on behalf of the Landlord determined for each Lease Year on either a cash or an accrual basis in the complete maintenance, repair, operation and management of the Property and, without limitation, includes:

            (i) the total annual net costs and expenses of insuring lands, buildings, structures, erections, improvements and furnishings, equipment, machinery and other property on the Property or any part of it, from time to time, owned or operated by the Landlord or for which the Landlord is legally liable, in such manner and form, with such companies and such coverages and in such amounts as the Landlord or a Mortgagee from time to time determines in accordance with the Landlord's covenant to insure in the Lease; and if the Landlord should elect to self-insure, in whole or in part, the amount of any reasonable contingency reserves not exceeding the amount of premiums which would otherwise have been incurred in respect of the risks undertaken;

            (ii) cleaning, snow removal, garbage and waste collection and disposal (if supplied by Landlord);

            (iii) lighting, electricity, public utilities, public address, and any telephone answering service facilities and systems used in or serving the Property and the cost of electricity for any signs designated by the Landlord as part of the Common Facilities;

            (iv) policing, security, and supervision (if supplied by Landlord);

            (v) salaries and benefits of personnel including supervisory personnel, to the extent that the personnel are employed to carry out the maintenance and operation of the Property, including contributions and premiums towards fringe benefits, unemployment and Worker's Compensation Insurance, workers' wage protection program contributions, pension plan contributions and similar premiums and contributions and the cost of all uniforms of employees and agents or the cost of all independent contractors engaged in performing any of the above activities;

            (vi) the cost of the rental of any equipment and signs, and the cost of supplies used by the Landlord in the operation, maintenance and repair of the Property, including without limitation, the Building;

            (vii) the reasonable rental value attributable to the management office, mechanical and telephone rooms, if any, or other space used by the Landlord in connection with the maintenance, repair, operation or management of the Property, based on current rental rates in the Building from time to time;

            (viii) all repairs (including major repairs) and replacements to and maintenance and operation, including servicing and inspection costs, of the Property, including, without limitation, the Building and the systems, facilities and equipment serving the Building (including without limitation, transportation equipment and systems), other than the portion of these costs properly chargeable to capital account under proper accounting practice in the real estate industry;

            (ix) depreciation or amortization of the cost, including repair and replacement, of all maintenance, cleaning and operating equipment, the furnishings, equipment and machinery owned by the Landlord and located in the Premises as at the date of this Lease, master utility meters and all other building elements, fixtures, equipment and facilities serving or comprising the Property, including without limitation, the Building, unless they are charged fully in the Lease Year in which they are incurred in accordance with proper accounting practice in the real estate industry; together with interest calculated at the Interest Rate on the undepreciated or unamortized part of these costs;

            (x) that portion of the Operating Costs of the HVAC system, if any, allocated to the Common Facilities by the Landlord;

            (xi) the cost of acquiring and installing energy conservation equipment and systems for the Building or, if proper accounting practice in the real estate industry requires the amortization of these costs, then the portion properly chargeable during the Lease Year;

            (xii) the Taxes, if any, payable by the Landlord with respect to the Common Facilities, any Taxes imposed against the Property (other than vacant leasable space) or the Common Facilities, to the extent not already charged to tenants as Additional Rent;

            (xiii) all legal, audit and accounting fees and disbursements incurred in connection with the operation and maintenance of the Common Facilities and other parts of the Property, except such costs as may be directly recoverable under individual leases with tenants of the Building;

            (xiv) Capital Tax; and

            (xv) the cost of management fees paid to managing agents or, in lieu thereof, if the Landlord manages the Property, an administration fee equal to four percent (4%) of the Base Rent, Taxes and Operating Costs (exclusive of this clause 2.1(t)(xv), depreciation and GST);

            Operating Costs shall not include:

            (xvi) ground rental;

            (xvii) debt service costs;

            (xviii) leasing and rental advertising costs and commission charges incurred by Landlord to lease the Building and any costs incurred in making unrented premises fit for leasing;

            (xix)  costs   recoverable  by  the  Landlord   under   contractors'
            warranties;

            (xx) costs directly recoverable from individual tenants for services rendered to them by the Landlord, including costs incurred in preparing unoccupied premises for a tenant, installation of leasehold improvements and supervision fees chargeable by the Landlord;

            (xxi) net recoveries that reduce the expenses incurred by the Landlord in operating and maintaining the Building and the Common Facilities which are received by the Landlord from Tenants as a result of any act, omission, default or negligence of Tenants or as the result of breaches by Tenants of the provisions in their leases;

            (xxii) the costs and expenses incurred in the maintenance and operation of the Building and the Common Facilities to the extent that the Landlord receives proceeds in respect of such costs and expenses from insurance policies taken out by the Landlord; and

            (xxiii) net recoveries from charges, if any, made for the use of the parking facilities of the Property, but only to the extent of the total costs of maintaining and operating the parking facilities.


      (w) "PARTY" means any party to this Lease and "PARTIES" means two or more parties;

      (x) "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, and includes a government or agency or one of its political subdivisions;

      (y) "PREMISES" means the part of the Land Area and the Building leased to the Tenant, which are illustrated in Schedules " B" and "B-1" attached hereto and which consists of:

            (i) "Building Premises" means 350,000 square feet of office and commercial/industrial space, including the floor and ceiling slabs, interior walls separating such premises from adjacent premises, the inside surface of the walls, ceilings and floors of such premises, exterior and interior doors and the interior surfaces of windows, all mechanical and electrical and water, gas, sewage, telephone and other communications facilities and electric power services and utilities for the exclusive use of the Tenant and found within the Premises and all heating, ventilating and air-conditioning equipment for the exclusive use of the Premises; and

            (ii) the Land Area comprising thirteen (13) acres ,

      but reserving to the Landlord the right to make reasonable variations, expansions and additons in the area, form or siting of the Premises from time to time in accordance with the terms of the Lease;

      (z) "PROPERTY" means the lands legally described in Schedule "A" attached hereto and includes, without limitation, the Land, the Building, the Common Facilities, all structures, erections, buildings, facilities and improvements located, from time to time, on, in or under the lands;

      (aa) "RENT" includes Base Rent and Additional Rent;

      (bb) "STRUCTURAL REPAIRS" means repairs to the foundation, wall and roof support columns, roof joists and the wood or metal roof deck, roof and roof moisture protection and no other components of the Building and "STRUCTURAL DEFECTS" or "STRUCTURAL WEAKNESS" means defects or weakness in the same components;

      (cc) "TAXES" means all present and future real estate taxes, general taxes, public and local improvement rates, school taxes, imposts, charges, levies, rates, duties, assessments (including special assessments) and charges imposed against the Property or any part thereof or imposed by virtue of the use or occupancy of the Premises or the Building by the Tenant or the Property by the Landlord, by municipal or other governmental authorities, boards or commissions of any nature whatsoever having jurisdiction, or other taxes based on the area or uses of the Property or the Premises, including any tax on Rent imposed in lieu of any of the above taxes. It is the intention of the parties that all new assessments, taxes, fees, levies and charges will be Taxes for the purposes of this Lease. Taxes do not include GST or inheritance, income, payroll, excise, privilege, rent, estate or profit tax, Landlord's franchise, estate or income taxes, that is or may be imposed on Landlord, unless such taxes are levied on the Rent in lieu of Taxes. Taxes shall also include the costs and expenses, including consultants fees and disbursements, incurred by the Landlord in attempting to obtain a reduction or prevent an increase in Taxes;

      (dd) "TENANT" means the Tenant and his, her or its heirs, legal personal representatives, successors and permitted assigns;

      (ee) "TENANT'S PROPORTIONATE SHARE"

      (i) in the case of Taxes the Tenant's proportionate share shall be determined as follows:

            (A) if there shall be any information made available to the Landlord by authorities having jurisdiction from which a separate assessment may, in the Landlord's opinion, be readily determined for Taxes for the Premises, and if such separate assessment, together with all other separate assessments of leasable premises in the Property, aggregates to the total assessment of the Property; or

            (B) if such separate assessment, together with all other separate assessments of leasable premises in the Property, does not aggregate to the total assessment of the Property, the Landlord shall determine such assessment utilizing 100% of the assessment for the Property and deducting therefrom the the amount determined by the Landlord as the amount of the assessment applicable to 70,000 square feet of the Building leased as industrial space. At the Landlord's sole option, a consultant retained by the Landlord may determine such assessment using principles known to be applied in Ontario or on such other reasonable and equitable basis as the Landlord determines;

      the Tenant's proportionate share shall be equal to the assessment determined in accordance with clause (A) or (B), as the case may be, and the applicable mill or taxation rate; and

      (ii) in the case of any other amount provided for in this Lease, means the proportion of the amount which the total Gross Leasable Area of the Building Premises is of the total Gross Leasable Area of all leasable premises in the Building (including the Building Premises), as set out in a Consultant's Certificate; provided that if the other tenant of the Building utilizes the services or goods included in the calculation of Operating Costs in greater or lesser proportion than the Tenant, then for the purpose of calculating the Tenant's proportionate share of Operating Costs the Landlord, acting reasonably, may apportion such charges incurred during that Lease Year among the different portions of the Building in such manner as the Landlord deems most appropriate;

      (ff) "TERM" means the Term demised to the Tenant in Section 5 and, unless otherwise required by the context, any renewal or extension of the original Term, or any shorter period provided in this Lease.

      2.2 - SEVERABILITY

      If one or more clauses or paragraphs in this Lease are illegal or unenforceable in whole or in part, it or they shall be considered separate and severable from the Lease and the remaining provisions of the Lease shall remain in full force and effect and shall be binding on the parties as though the clauses or paragraphs or parts in question had never been included.

      2.3 - NUMBER

      Whenever a word importing the singular number only is used in this Lease, such word shall include the plural. Words importing either gender or firms or corporations shall include the other gender and individuals, firms or corporations, if applicable.

      2.4 - HEADINGS

      The headings appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any of its provisions.

      2.5 - ENTIRE AGREEMENT

      The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions, express or implied, collateral or otherwise, forming part of or in any way affecting or relating to this Lease save as expressly set out or imported by reference in this Lease and that this Lease, including all attached Schedules and riders, if any, constitutes the entire agreement between the Landlord and the Tenant with respect to the Premises. No amendment, alteration or addition to this Lease will be binding on Landlord or Tenant, unless it is in writing and signed by both parties.

      2.6 - SUCCESSORS

      This Lease shall extend to, be binding on and enure to the benefit of the parties and their respective heirs, legal personal representatives, successors and permitted assigns (as limited by the provisions of this Lease) and shall be interpreted in accordance with the laws of the Province of Ontario and the parties attorn to the jurisdiction of the courts of Ontario.

      2.7 - NET-NET AND CAREFREE LEASE

      This is a "care free" Lease and it is the mutual intention of the parties that the Rent shall be net to Landlord and clear of all taxes (except Landlord's income taxes and except as otherwise specifically provided in this Lease), costs and charges arising from or relating to the Premises and that Tenant shall bear all costs of and be responsible for all matters in relation to the operation, maintenance and repair of the Premises on the basis of the Tenant's proportionate share of all costs, charges and the like, referred to as Operating Costs herein and shall pay all charges, impositions and expenses of every nature and kind relating to the Premises and Tenant covenants with Landlord accordingly.

      2.8 - METRIC CONVERSION

      If any measurement in this Lease is required to be converted between metric and imperial measure, the following conversion factors will apply: 1 metre = 3.2808 feet; 1 square metre = 10.7693 square feet; 1 foot = .3048 metres; and 1 square foot = .0929 square metres.

      2.9 - LANDLORD'S CONSENT

      Whenever this Lease requires the Landlord to give its prior written consent or authorization or to exercise its discretion with respect to any action proposed by the Tenant, unless the specific wording of the Lease or the context in which the requirement is found requires otherwise. The Landlord will not be required to give any consent or authorization or to exercise its discretion until the Tenant has first complied with all requirements of this Lease or reasonably imposed by the Landlord, including the provisions of Section 17.2, as a condition to the giving of the consent or authorization or the exercise of its discretion.

      2.10- BUILDING STANDARD

      The Landlord and the Tenant shall perform their respective obligations under this Lease having regard to the general standard prevailing for first class industrial/commercial buildings in the Municipality and subject to the limitations occasioned by the design of the Building and its basic systems.


3 -   PREMISES

      3.1 - DEMISE OF PREMISES

      In consideration of the Rents, covenants and agreements contained in this Lease to be paid, observed and performed by the Tenant, the Landlord has demised and leased and by this indenture demises and leases to the Tenant the Premises.


4 -   COMMON FACILITIES

      4.1 - USE OF COMMON FACILITIES

      The Tenant, together and in common with all others entitled thereto and their respective officers, agents, servants, employees, contractors, customers, invitees and licensees, shall be entitled to the use and benefit of the Common Facilities. The Tenant shall not unreasonably block or in any manner hinder the Landlord or other persons who may be authorized by the Landlord to utilize the Common Facilities from so doing. The Landlord may, in its discretion from time to time, permit certain persons to have the exclusive use of portions of the Common Facilities to the exclusion of the Tenant and other persons.


5 -   TERM

      5.1 - TERM OF LEASE

      TO HAVE  AND TO HOLD  the  Premises  for and  during  the  Term set out in
Section 1.1.

      5.2 - PLANNING ACT

      This Lease is entered into subject to the express condition that the provisions of the Planning Act (Ontario) as amended and in force from time to time, with respect to subdivision control, shall be complied with. If the Term (including renewals provided in this Lease) extends for a period of twenty-one
(21) years or more and a consent is required under the Planning Act (Ontario) to comply with the subdivision control provisions and if this consent has not been obtained within ninety (90) days from the date of commencement of the Term of this Lease or any extension of the Term provided for in this Lease, the parties agree to treat this demise as a Lease for not more than twenty-one (21) years less one day on the same terms and conditions, save and except as to the Term (including renewals) of the demise. The Tenant shall have the right at any time during the twenty-one (21) year period to apply at its own expense for a consent to extend the Term (including renewals) to the original length provided for in this Lease.


6 -   RENT

      6.1 - BASE RENT

      The Tenant will pay to the Landlord, without deduction or set-off, yearly and every year during the Term, as Base Rent, the sums set out in Section 1.2
(a) and ( b). All Rent is payable in Canadian  dollars in advance,  on the FIRST
(1ST) day of each and every month during the Term (commencing November 1, 2006). Payments shall be made by cheque or money order, payable to the Landlord at the address set out on the front page of this Lease, or as it may direct from time to time.

      6.2 - MONTHLY INSTALMENTS - ADDITIONAL RENT

      All Additional Rent payable under this Lease shall be charged to the Tenant as Rent and, unless otherwise provided in this Lease, shall be payable on demand, without deduction or set-off, as soon after the end of the Lease Year in which the charge is made as the amount can be determined. The Landlord, acting reasonably, may in each Lease Year estimate the amount of Additional Rent payable for that Lease Year. At the Landlord's option the Additional Rent shall be payable in equal monthly instalments, on the same dates as the payment of Base Rent is due, during the Lease Year or the balance of the Term, whichever is shorter. If monthly instalments are made, the amount of the Additional Rent actually due shall be calculated within one hundred and twenty (120) days of the end of the Lease Year, or the Term, and the Tenant shall pay the deficiency, if any, on demand, or the Landlord shall credit the Tenant with any overpayment, such overpayment to be applied in payment of the instalments of Rent next falling due, or if the Term has expired, the overpayment shall be repaid to Tenant.

      6.3 - DEPOSIT

      The  Landlord  acknowledges  receipt  of the  deposit  (if any) set out in
Section 1.4(a), to be applied against the instalments of Base Rent, CAM, Taxes and GST for the months of the Term set out in Section 1.4(a) and for the due payment of Rent and the due performance of the Tenant's covenants and obligations.

      6.4 - PAYMENT ARRANGEMENTS

      The Tenant agrees either (i) to arrange for a bank pre-authorized payment plan or automatic deposit system for payment of the Rent, or (ii) to deliver to the Landlord at the commencement of the Term, and one (1) month before the first day of each Lease Year after the first, a series of post-dated cheques for each instalment of Base Rent falling due during that Lease Year. In addition, if the Landlord estimates the Additional Rent payable by the Tenant for any Lease Year, the Tenant will deliver to the Landlord a series of post-dated cheques for the Additional Rent, on receipt of the estimate.

      6.5 - GST

      In addition to the Rent payable hereunder, the tenant shall pay to the Landlord concurrently with the payment of Base Rent and Additional Rent the full amount of all GST imposed on the Tenant in respect of the Rent payable by the Tenant under this Lease. Such GST payable by the Tenant, notwithstanding anything in this Lease to the contrary, shall not be considered to be Rent, but the Landlord shall have all of the same remedies for and rights of recovery with respect to unpaid GST as it has for non-payment of Rent under this Lease or at law.

      6.6 - REMEDIES

      (a) If any cheque given by the Tenant to the Landlord in payment of Rent is refused payment by Tenant's bank for any reason, the Tenant shall immediately replace that cheque with cash, or a certified cheque or bank draft and shall pay, in addition, as Additional Rent, the sum of one hundred dollars ($100) as a service charge to the Landlord.

                  (b) In addition to any other remedy available to the Landlord at law or under this Lease, if the Tenant fails to make any payment of Rent on its due date, the Tenant shall pay immediately on demand, as Additional Rent, to compensate the Landlord for any loss incurred as a result of such late payment, the greater of fifty dollars ($50) or five percent (5%) of the amount of Rent overdue.

7 -   COVENANTS OF THE TENANT

THE TENANT COVENANTS WITH THE LANDLORD AS FOLLOWS:

      7.1 - PAY RENT

      The Tenant will pay all Rent in the manner set out in this Lease without any deduction, abatement or set-off whatsoever. The Tenant waives any right to set off provided by Section 35 of the Commercial Tenancies Act, or its amending or successor legislation.

      7.2 - UTILITIES

      The Tenant shall at its cost and expense install separate meters or check meters for the Premises on or before November 1, 2006. The Tenant shall pay as and when due, to the Landlord or the public authority, as the case may be, all charges for public utilities (the "UTILITIES") which, without limitation, includes water, gas, heat, electrical power or energy, steam or hot water used on or in respect of the Premises and for fittings, machines, apparatuses, meters or other things leased in respect of utilities and for all work or services performed by any corporation or commission in connection with utilities. In no event shall Landlord be liable for any loss of business by the Tenant or for any injury to Tenant, its servants, agents, employees, customers and invitees or for any injury or damage to the Premises or to any property of Tenant or to any property of any other person, firm or corporation on or about the Premises caused by an interruption or failure in the supply of utilities to the Premises. If required by the Landlord or by the utility company, separate meters or check meters will be installed in the Premises at the Tenant's expense. In the absence of meters, the Landlord, acting reasonably, has the right from time to time to apportion the cost of utilities among the Premises and other premises and portions of the Building. Any dispute as to the Landlord's apportionment shall be conclusively resolved by a certificate of the Landlord's Consultant. The Tenant shall pay one-half of the cost of obtaining such certificate, on demand, as Additional Rent.

      7.3 - MAINTENANCE

      The Tenant will pay to the Landlord by monthly instalments to be fixed from time to time by Landlord in its sole discretion, as Additional Rent, the estimated Tenant's proportionate share of Operating Costs. The Landlord shall submit to the Tenant a reasonably detailed statement of Operating Costs for each Lease Year, including Tenant's proportionate share. To the extent that the Tenant's proportionate share of Operating Costs is greater or less than the amount actually paid by it for that Lease Year, the difference shall be adjusted and paid in accordance with Section 6.2.

      7.4 - REPAIRS AND MAINTENANCE

            (a) The Tenant shall maintain and repair the Premises at its own expense and keep them in a clean and sanitary condition and in accordance with all laws, directions, rules and regulations of the governmental agencies having jurisdiction. The Tenant's obligation under this Section includes keeping the Premises and the machinery, equipment (including, to the extent that they are part of the Premises, the interior and exterior walls, doors, roof and any paved, sodded and planted areas and all permitted signs) in good order and repair and painted or otherwise presentable and maintaining in good operating condition and replacing, whenever reasonably required, the heating, ventilating, air conditioning, mechanical, electrical and plumbing systems, services and equipment installed in and for the exclusive use of the Premises and replacing all broken glass with glass of equal quality. This obligation includes, but is not limited to, repainting and redecorating at reasonable intervals, making repairs and replacements to plate glass, signs, mouldings, doors, hardware, partitions, walls, fixtures, lighting and plumbing fixtures, wiring, piping, ceilings, floors and thresholds in the Premises and maintaining, repairing and replacing the machinery and all operating equipment in the Premises unless it forms part of the Common Facilities.

            (b) The Landlord may enter the Premises to view the state of repair. If the Tenant or its representatives are not present to open the Premises at any time when, due to emergency, entry is necessary, the Landlord or its agent may forcibly enter the Premises, without rendering the Landlord or its agent liable, and without affecting the Tenant's obligations under this Lease.

            (c) Where an inspection reveals repairs are necessary and required by the Lease to be done by the Tenant, the Landlord shall give notice to the Tenant. The Tenant will, within fifteen (15) days from delivery of the notice, make, or commence making and diligently proceed to complete, the repairs in a good and workmanlike manner. In addition to any other provision of this Lease, the Landlord may enter the Premises and perform any repairs which the Tenant has failed to make under this Section.

            (d) The Tenant shall leave the Premises in good repair.

            (e) The obligations of the Tenant to repair in accordance with Sections 7.4(a), 7.4(c) and 7.4(d) shall be subject to the following exceptions:

            (i) Structural Repairs to the Premises or injury to the Premises caused by or resulting from structural defects or structural weakness, but this exception does not excuse the Tenant from liability for repair of structural defects or structural weakness caused by or resulting from the act or omission, whether negligent or otherwise, of the Tenant, its officers, agents, servants, employees, contractors, licensees or invitees;

            (ii) damage or injury caused by or resulting from any act, default or negligence of the Landlord, its officers, agents, servants, employees or contractors;

            (iii) repairs and  maintenance to be performed by the Landlord under
            Article 9; and

            (iv) repairs to be performed by the Landlord under Section 13.1, to the extent of the insurance proceeds available and except as provided in Sections 13.2 and 13.3.

            (f) If the Tenant observes any apparent structural defect or material damage to the Premises by any cause, it shall immediately notify the Landlord. If any structural defect or damage becomes known to the Tenant or reasonably should have been observed by the Tenant and the Tenant fails to notify the Landlord, the Tenant shall be liable for any costs incurred by the Landlord in repairing the defect or damage which can be shown to be directly attributable to the actions of the Tenant and those for whom in law the Tenant is responsible (including failure to give the required notice) after such defect or damage became known to the Tenant or reasonably should have been observed by the Tenant.

            (g) If the Building, including any part of the Common Facilities or the Premises, or any of the plumbing, electrical mechanical, or other services serving the Building, get out of repair or become damaged or destroyed through the negligence, carelessness or misuse of the Tenant, the Tenant's servants, agents or employees or anyone permitted by the Tenant to be in the Building, the expense of the necessary repairs, replacements or alterations, including the Landlord's management fee of fifteen percent (15%) of the expense, shall be paid by the Tenant to the Landlord on demand, as Additional Rent.

      7.5 - COMPLY WITH ALL LAWS

            (a) The Tenant shall comply promptly with and conform to the requirements of all applicable statutes, laws, by-laws, regulations, ordinances and orders in force at any time during the Term and affecting the condition, equipment, maintenance, use or occupation of the Premises and the FEM and with every applicable regulation, order and requirement of the Canadian Fire Underwriters' Association, Insurance Advisory Organization, or any body having similar functions, or of any liability or fire insurance company by which the Landlord and the Tenant, or either of them, may be insured at any time during the Term. If the Tenant defaults under any provision of this Section, the Landlord may perform the Tenant's obligation and the Tenant will pay all costs and expenses incurred, on demand, as Additional Rent. Notwithstanding the foregoing, it shall be the Landlord's responsibility to comply with federal and provincial legislative enactments, building by-laws and other governmental or municipal regulations which relate to the Building insofar as they may require changes of a structural nature in the Building; provided nevertheless that such changes shall be the responsibility of the Tenant, to be paid for by the Tenant as Additional Rent on demand, if they are changes required to be made in the Tenant's improvements or partitioning, whether or not such changes are structural, or if such changes are required by reason of the nature of the use or improvements contemplated or made by the Tenant.

            (b) The Tenant acknowledges that any sprinkler system which may be in the Premises is for ordinary hazard use only, in accordance with the requirements of the Insurance Advisory Organization standard, or any applicable successor. If the Landlord, acting reasonably, determines at any time during the Lease that the sprinkler system is not satisfactory for the use of the Premises by the Tenant, or the use contemplated by this Lease, the Tenant shall pay to the Landlord on demand in advance, as Additional Rent, the entire cost of upgrading the sprinkler system to the standards required for the Tenant's use. The Tenant will allow the Landlord's employees and contractors to enter the Premises to effect the required alterations to the sprinkler system and the Landlord shall not be responsible to the Tenant for any disturbance or business interruption which may be caused, provided that the Landlord shall use its reasonable best efforts to minimize such disturbance or interruption. The Tenant shall be solely responsible for any increase in insurance premiums caused in and about the Building and the Common Facilities until the alterations have been completed. In the alternative, the Landlord may, in its sole discretion, require the upgrading of the sprinkler system to be performed by the Tenant and Tenant agrees to undertake and complete its work within two (2) months of written notice from the Landlord. The Tenant will take instructions from the Landlord as to the nature of the upgrading and will employ only such contractors as the Landlord directs or consents to in writing. The Tenant agrees that the sprinkler system will be upgraded to the standard required by the Insurance Advisory Organization, or its successor.

      7.6 - USE AND OPERATION

            (a) The Tenant will use the Premises only for purposes permitted under this Lease. The Tenant shall satisfy itself that its use of the Premises is in compliance with all applicable zoning and use by-laws and restrictions affecting the Premises. The Tenant will not use or permit the use of all or part of the Premises for any other purpose or business and, more particularly, but without limitation, will not use or permit the use of all or part of the Premises for the business of a bank, treasury branch, credit union, trust acceptance or loan company or any other organization engaged in the business of accepting money on deposit, or any similar banking business (excluding insurance, stock brokers or investment dealers), nor use nor permit the use of any part of the Premises for the purpose of installation or operation of any electronic or mechanical equipment, devices or machines by which any banking transaction, operation or function may be available to the public, nor use or permit the use of any part of the Premises for the manufacture or sale of alcohol or any beverage containing alcohol, for human consumption or as a restaurant, cafeteria, lunch counter, food dispensary, snack bar or other food services operation, except as a kitchen or lunchroom for the use of the Tenant's employees, and which operates without charge to its users.

            (b) The Tenant shall occupy the Premises and commence its business operations in the Premises from and after the Commencement Date and conduct its business in the whole of the Premises in a reputable and first-class manner. In the conduct of the Tenant's business, the Tenant shall:

            (i) install and keep in good order and condition, free from liens and encumbrances of third parties, fixtures and equipment of first-class quality;

            (ii) abide by all rules and regulations and general policies formulated by the Landlord from time to time relating to the delivery of goods and merchandise between the general shipping and receiving areas and the Premises, including rules and regulations regulating the times when, the manner in which, and the use of the entrances and exits, the delivery of goods or merchandise in or to the Building;

            (iii) not obstruct the Common Facilities, including the sidewalks, entrances, stairway or corridors of the Building, or use any of them for any purpose other than ingress and egress from the Premises and not do, nor suffer or permit anything to be done which, in the Landlord's opinion, in any way obstructs the free movement of persons doing business in the Building, and not place or allow to be placed in the hallways, corridors or stairways of the Building any waste paper, dust, garbage, refuse or anything whatsoever that would tend to make them appear unclean or untidy; and

            (iv) not refer to the Building by any name other than that designated from time to time by the Landlord, nor use such name for any purpose other than that of the business address of the Tenant, provided that the Tenant may use the municipal number of the Building assigned to it by the Landlord instead of the name of the Building. The Tenant does not have nor will it acquire any rights in the name of the Building and, at the option of the Landlord, the Tenant will abandon or assign to the Landlord any such rights which the Tenant may acquire by operation of law, and will promptly execute such documents as in opinion of the Landlord are or may be necessary to give effect to this subparagraph.

            Any business, conduct or practice promulgated, carried on or maintained by the Tenant, whether through advertising or selling procedures or otherwise, which in the opinion of the Landlord, acting reasonably, may harm or tend to harm the business or reputation of the Landlord or reflect unfavourably on the Building, the Landlord or the other tenant in the Building, or which may tend to confuse, mislead, deceive or be fraudulent to the public, shall be immediately discontinued by the Tenant at the written request of the Landlord.

      7.7 - LANDLORD'S RECOVERY

      If the Landlord performs any repairs or maintenance, or does any other work, or pays any sum of money due or payable by the Tenant, either at the request of the Tenant, or by reason of any default by the Tenant in performance of its covenants, the Tenant shall repay to the Landlord on demand, as Additional Rent, the cost of performing such repairs, maintenance and work or the amount paid by the Landlord on Tenant's behalf, together with the Landlord's management fee of fifteen percent (15%) of such amount.

      7.8 - WASTE

      The Tenant shall not do or suffer any waste or damage, disfiguration or injury to the Premises or the fixtures and equipment in or serving the Premises. Subject to Section 7.11 of this Lease, the Tenant may at its sole option and cost and expense, demolish and replace the part of the Building illustrated on Schedule "D-1" annexed hereto. The Tenant will not bring on the Premises anything that might damage them or overload the floors, except with the express written consent of the Landlord and at its own expense make whatever changes are necessary to comply with the reasonable and lawful requirements of the Landlord's insurance underwriters and governmental authorities having jurisdiction. No part of the Premises shall be used for any dangerous, noxious or offensive trade or business. The Tenant shall not do anything or permit anything to be brought on the Premises which the Landlord may reasonably deem to be a nuisance. The Tenant shall take every reasonable precaution to protect the Premises and the Building from danger of fire, water damage or the elements. The Tenant shall not allow any ashes, refuse, garbage or other loose, objectionable material to accumulate in, on or about the Premises or the Building and will at all times keep them in a clean and wholesome condition.

      7.9 - COMPLIANCE WITH ENVIRONMENTAL LEGISLATION

      The Tenant covenants with the Landlord that, from and after the occupation of the Premises by the Tenant, the Tenant, and anyone for whom it is responsible in law, shall not use or permit or suffer the use of the Premises to generate, manufacture, refine, treat, transport, store, handle, dispose of, transfer, produce or process any substance deemed or defined as contaminants or hazardous materials (the "HAZARDOUS SUBSTANCES") under the Environmental Protection Act (Ontario) and its regulations, or under any other applicable federal or provincial statute, regulation or municipal by-law dealing with environmental, land use, occupational, health or safety matters, or guidelines published under any of them (the "ENVIRONMENTAL LEGISLATION"), except in strict compliance with all Environmental Legislation, and only if the use of such Hazardous Substances is necessary for the conduct of the Tenant's business for the use permitted in
Section 1.5. If the nature of the Tenant's business requires the use of Hazardous Substances during the Term, the Tenant and its principals shall be liable for and shall carry out all clean-up work, remedial actions, decommissioning work or capital expenditures required by the Environmental Legislation to properly remove or dispose of Hazardous Substances which are in excess of the levels permitted in the circumstances to be on or in the Premises and the Building. The Tenant agrees to indemnify the Landlord of and from all claims, orders or directions arising under the Environmental Legislation that result from any matter or occurrence caused or contributed to by the Tenant or anyone for whom it is responsible in law. Upon the expiry of the Term, the Tenant and its principals shall be liable for and shall carry out all clean-up work, remedial actions, decommissioning work or capital expenditures required by the Landlord to properly remove or dispose of Hazardous Substances on, in or under the Premises or flowing or leeching from the Premises.

      7.10 - ELECTRICAL AND OTHER SERVICE FACILITIES

            (a) The Tenant shall not install or use any electrical or other equipment or electrical arrangement which may overload the electrical, mechanical, plumbing or other service facilities without the prior written consent of the Landlord. The Tenant will pay for any costs or expenses in respect of the Premises resulting from use of equipment necessitating dedicated circuitry or specialized power requirement. The Tenant at its own expense will make any changes to the electrical and other service facilities necessary to comply with the reasonable and lawful requirements of the Landlord's insurance underwriters and governmental authorities having jurisdiction. The Tenant shall make no changes to the electrical, mechanical, plumbing and other service facilities without the Landlord's prior written approval of the plans and specifications for the changes, which will not be unreasonably withheld.

            (b) The Landlord has the right to determine which utility company will provide electricity service to the Building (the "PROVIDER"). In addition, if permitted by law, the Landlord will have the right at any time and from time to time during the Term to retain or change the Provider. For the purpose of any change of Provider, the Tenant shall allow the Landlord or a new Provider to have access to the Building's electric lines, feeders, risers, wiring and any other machinery within the Premises.

      7.11 - ALTERATIONS

            (a) The Tenant will not make, install or erect in or to the Premises any installations, erections, structures, alterations, additions or partitions without first submitting the drawings and specifications to the Landlord and obtaining the Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Furthermore, the Tenant must obtain the Landlord's prior written consent to any change or changes in such drawings or specifications, and shall pay, as Additional Rent, on demand, the cost to the Landlord of having its Consultants approve such changes prior to proceeding with any work based on such drawings or specifications The Tenant shall not demolish all or any part of the Building without first submitting the drawings and specifications to the Landlord and obtaining the Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld. Furthermore, the Tenant must obtain the Landlord's prior written consent to any change or changes in such drawings or specifications, and shall pay, as
Additional Rent, on demand, the cost to the Landlord of having its Consultants approve such changes prior to proceeding with any work based on such drawings or specifications. Such work may be performed by contractors engaged by the Tenant but in each case under written contract, approved in writing by the Landlord and subject to all reasonable conditions which the Landlord may impose. Any work performed by or for the Tenant shall be performed by competent workmen whose labour union affiliations are not incompatible with those of any workmen who may be employed by the Landlord, its contractors or sub-contractors and the Tenant provides the Landlord with satisfactory evidence that all contractors or sub-contractors providing services with respect to the demolition or construction have appropriate labour and material bonding. All such installations, alterations, additions, changes and work performed by or for the Tenant shall conform to all building by-laws and shall conform to all federal, provincial and municipal rules and regulations, if any, then in force affecting the Premises and the Building. Such installations, alterations, additions, changes and work performed by or for the Tenant shall be completed in a good and workmanlike manner.

            (b) Unless otherwise agreed to by the Landlord, If any of the following work is required by the Tenant, it shall be carried out by the Landlord under written contract with the Tenant and at the Tenant's sole expense:

            (i) all approved work relating to heating, cooling, ventilation, exhaust, control, electrical distribution and life safety systems,

            (ii) patching of building standard fireproofing,

            (iii) any drilling, cutting, coring and patching for conduit, pipe sleeves, chases, duct equipment, or openings in the floors, walls, columns or roofs of the Building which are approved by the Landlord; and

            (iv) installation of approved modifications to the sprinkler system.

            On completion of such work, by the Landlord or its contractors, the Tenant shall pay to the Landlord as Additional Rent, on demand, the costs of the Landlord relating to such work (including the fees of any Consultant) plus the Landlord's management fee of fifteen (15%) of the cost of the portion of the work performed by the Landlord or its contractors.

            (c) The Tenant shall submit to the Landlord's supervision over construction and promptly pay to the Landlord's or to the Tenant's contractors as the case may be, when due, the cost of all such work and of all materials, labour and services involved in the work and of all decoration and all changes in the Building, its equipment or services, necessitated by the Tenant's work. If the Tenant performs any work without the consent of the Landlord or without complying with the provisions of this Section, such work shall be promptly removed by the Tenant and the Premises restored to their previous condition, all at the expense of the Tenant. Any erection, addition or improvement placed on the Premises shall be subject to all the provisions of this Lease and, if removed as provided in this Lease, the Tenant shall repair all damage caused by the installation and removal.

            (d) The Landlord shall have the right to charge and be paid as Additional Rent a reasonable management fee for and in connection with the supervision by the Landlord of the making of any repairs, alterations, installations and construction relating to the Premises by the Tenant.

            7.12 - RIGHT TO SHOW PREMISES

            The Landlord or its agents and employees shall have the right at any time during business hours of the Tenant to enter the Premises to show them to prospective purchasers, Mortgagees or tenants, provided that the exercise of such rights shall not unreasonably interfere with the Tenant's business.

            The Landlord shall have the right within three (3) months prior to the end of the Term or any renewal to place on the Premises a notice, of reasonable dimensions and reasonably placed so as not to interfere with the Tenant's business, stating that the Premises are available for rent. The Tenant will not remove or permit this notice to be removed. The Landlord and its agents and employees shall also be permitted to enter the Premises within this period to show the Premises to prospective Tenants.

            7.13 - LIABILITY TO INVITEES, LICENSEES

            Except as expressly provided in this Section, the Landlord shall not in any event whatsoever be liable or responsible in any way for any personal injury or death that may be suffered or sustained by the Tenant or any employee of the Tenant or any other person who may be on the Premises or any Common Facilities or for any loss or damage or injury to any property belonging to the Tenant or to its employees or to any other person while such property is on the Premises. In particular (but without limiting the generality of the foregoing) the Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Building or any adjoining premises or areas or from any water, steam, sprinkler or drainage pipes or plumbing works or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electrical or other wiring or for any damage caused by anything done or omitted to be done by any other tenant. Notwithstanding the foregoing, the Landlord shall not be released from liability or responsibility for loss, damage or injury resulting from the negligent act or omission or tortious conduct of the Landlord or any person for whom the Landlord is responsible in law, but such liability or responsibility for any negligent act, omission or tortious conduct shall only apply to the extent that the loss, damage or injury is covered by the proceeds of a policy of insurance in favour of the Landlord and, as a condition to receipt of such proceeds, the Tenant and anyone claiming by or through the Tenant shall release the Landlord from any claim for any amount in excess of the amount recoverable under such policy; and provided further that the Landlord shall not be liable in any event for any damage or injury covered by any insurance policy taken out by the Tenant, or which the Tenant is required to have taken out by any provision of this Lease.

      7.14 - TENANT'S INDEMNITY OF LANDLORD

      Except as expressly provided in this Section, the Tenant shall indemnify the Landlord and save it harmless from and against any and all loss (including loss of all Rent payable by the Tenant under this Lease), claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising from or out of this Lease, or any occurrence in, on or at the Premises, or the occupancy or use by the Tenant of all or any part of the Premises, or occasioned wholly or in part by any act or omission of the Tenant or by anyone permitted to be on the Premises by the Tenant. Notwithstanding the foregoing, the Tenant shall not be liable to indemnify the Landlord and save it harmless for loss, damage or injury resulting from the negligent act or omission or tortious conduct of the Landlord or any person for whom the Landlord is responsible in law and provided further that the Tenant shall not be liable in any event for any damage or injury covered by any insurance policy taken out by the Landlord, or which the Landlord is required to have taken out by any provision of this Lease. If the Landlord is, without fault on its part, made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation. The Tenant shall also pay all costs, expenses and legal fees (on a substantial indemnity basis) that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, unless a court shall decide otherwise. Notwithstanding any other provision of this Lease, this indemnification shall survive any termination of the Lease, with respect to any matter referred to in this Section which occurs during the Term.

      7.15 - HEAT

      If the Premises are served by a separate HVAC system or heating system, the Tenant will heat the Premises at its own expense to a reasonable temperature to prevent all pipes, plumbing fixtures and equipment contained in or serving the Premises from bursting or damage.

      7.16 - REPLACEMENT OF BULBS

      The  tenant  is  responsible  for  replacing,   repairing,  installing  or
otherwise dealing with its electric light bulbs, ballasts etc, within the Premises at their sole cost and expense.

      7.17 - MAINTENANCE OF SERVICES

      The Tenant shall at its cost and expense, install, maintain and repair pipes, wires, ducts and other installations in, under or through the walls, ceilings and floors of the Premises for or in connection with the supply of any services or utilities to the Premises and the Tenant shall have theobligation to do such work in or to the Premises as the Landlord may deem necessary to preserve or protect the Premises or the Building. The Landlord shall be entitled to enter or authorize any other person to enter the Premises to inspect any such installations, maintenance and repairs.

      7.18 - SIGNS

      The Tenant shall not erect any signs on the exterior wall of the Building or which may be visible from the exterior of the Building without the prior written consent of the Landlord, which consent may not be unreasonably withheld. The Tenant acknowledges that the Landlord wishes to control the appearance of the exterior of the Building for the benefit of the Landlord and all tenants of the Building. If the Landlord, acting reasonably, notifies the Tenant that it objects to a sign, picture, advertisement, notice, lettering or decoration on the exterior of the Premises, or in the interior of the Premises but which is visible from the exterior, the Tenant will remove the offending matter within seven (7) days after the giving of the notice and repair any damage caused by the removal. If the offending matter is not removed within the seven (7) days, then the Landlord or its agents may remove it and, if necessary, enter the Premises to do so. The Landlord's costs and expenses for such removal and the repairing of any resulting damages, together with an administrative charge of fifteen percent (15%) of such costs and expenses, shall be payable, on demand, by the Tenant to the Landlord, as Additional Rent.

      7.19 - SMOKE-FREE BUILDING

      The Premises shall be a non-smoking area and the Tenant and its servants, agents, officers, employees and invitees shall refrain from smoking in the Building.

      7.19 - ENERGY CONSERVATION-CONVERSION OF MEASUREMENT UNITS

      The Tenant shall either comply with whatever measures any legislative authority may from time to time introduce to conserve or to reduce energy (including, for example, a lighting pulse system) or to reduce or control other Operating Costs or, if compliance is not deemed mandatory by such legislative authority, pay as Additional Rent the cost, to be estimated by the Landlord acting reasonably, of the additional energy consumed by reason of such non-compliance.


8 -   TAXES

      8.1 - TENANT'S TAXES

      The Tenant will pay all business taxes and all Taxes laid, levied, assessed or imposed on the Premises or in respect of any personal property, fixtures, business or other activity carried out by the Tenant on or in connection with the Premises during the Term. If Taxes are not imposed separately against the Premises, the Tenant will pay the Tenant's proportionate share of the Taxes imposed against the Building.

      8.2 - BUILDING TAXES

            (a) Subject to Section 8.3, the Tenant will pay and discharge, without duplication, the Tenant's proportionate share of all Taxes, extraordinary as well as ordinary, laid, levied, assessed or imposed on the Common Facilities and other non-leasable areas of the Building during the Term.

            (b) Taxes shall in every instance be calculated on the basis of the Premises being fully assessed and taxed at prevailing commercial/office building rates for occupied space for the period for which Taxes are being calculated, but nothing in this clause shall be interpreted as permitting the Landlord to recover more than one hundred percent (100%) of Taxes assessed or charged against the Premises.

            (c) If the Premises are at any time during the Term assessed for the support of separate schools for any reason other than the act, election or religion of the Landlord, the amount of any increase in the Taxes payable for the Building shall be paid by Tenant, on demand, as Additional Rent.

            (d) The Tenant will pay all Taxes when they become due and payable, before any interest, penalty, fine or cost may be imposed for late or non-payment, to the department, officer or bureau charged with their collection or, if the Landlord requires, the Tenant shall remit its payment to the Landlord.

            (e) In the case of assessments for local improvements or betterments which are assessed or imposed during the Term and which may by law be payable in instalments, the Tenant is only obliged to pay the instalments which fall due during the Term, together with interest on deferred payments, on condition that the Tenant shall take the steps prescribed by law to convert the payment of the assessment into instalment payments. Payments of instalments and interest shall be made before any fine, penalty, interest or cost may be added for late or non-payment.

            (f) In any suit or proceeding of any kind or nature arising from the failure of Tenant to perform any covenant in this Article, the certificate or receipt of the department, officer or bureau charged with collection of Taxes, showing that the Tax, assessment or other charge affecting the Premises (and/or the Building) is due and payable or has been paid shall be prima facie evidence that such Tax, assessment or other charge was due and payable as a lien or charge against the Premises (and/or the Building), or that it has been paid, respectively.

            (g) So long as the Landlord regularly reviews (and where reasonably required, in the opinion of the Landlord's Consultant, appeals) Taxes or any related assessments, the Tenant will not contest any Taxes or appeal any assessments related thereto.

            (h) The Tenant will, if applicable, promptly exhibit to Landlord on request all paid bills for Taxes, which bills after inspection by Landlord shall be returned to Tenant.


      8.3 - PERIODIC PAYMENTS

      One-twelfth (1/12) of the amount of Taxes payable by the Tenant to the Landlord shall be paid monthly during each of the months of January to December, both inclusive, in each Lease Year, at the times at which Rent is payable. The Landlord, in its reasonable discretion, may estimate the quantum of Taxes payable by the Tenant. The Landlord and the Tenant will adjust all payments under this Section when the final tax bill is received and the Tenant shall pay the deficiency, if any, on demand, or the Landlord shall credit the Tenant with any overpayment, such overpayment to be applied in payment of the instalments of Rent next falling due, or if the Term has expired, the overpayment shall be repaid to Tenant.

      8.4 - OTHER TAXES

      The Tenant shall pay to the Landlord GST on the Rent. The amount of GST shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid at the same time as the amounts to which GST apply are payable to the Landlord under this Lease. The Tenant shall not be liable for GST paid or payable by the Landlord on the purchase of goods and services included in Operating Costs which may be available to and claimed by the Landlord as a credit in determining the Landlord's net tax liability or refund on account of the GST, but only to the extent that such GST is included in Operating Costs. The GST shall be deemed not to be Additional Rent, but the Landlord shall have all of the same rights and remedies on non-payment of GST as it has for Rent in arrears under the Lease. If the Tenant is entitled at any time during the Term to GST exempt status or to a reduced rate of GST, it shall reimburse the Landlord for the amount of the shortfall, by reason of such status or reduced rate, between the input tax credits permitted to the Landlord under the GST legislation in respect of its ownership and operation of the Building and the amount of GST collected by the Landlord from the Tenant, to the extent only that the Landlord is not able to recover the amount of such shortfall from Canada Customs and Revenue Agency by virtue of such legislation. The Landlord and the Tenant each covenant to register under the GST legislation for the purposes of this Section and to maintain such registration in effect at all times.

9 -   COVENANTS OF THE LANDLORD

THE LANDLORD COVENANTS AND AGREES WITH THE TENANT AS FOLLOWS:

      9.1 - QUIET ENJOYMENT

      Provided the Tenant pays all Rent reserved and performs all the Tenant's covenants contained in this Lease, the Tenant shall have quiet enjoyment of the Premises free from any hindrance by the Landlord or anyone claiming by or through the Landlord.

      9.2 - FIXTURES

      The Tenant, is required to remove its fixtures at the end of the Term. The Tenant will not remove from the Premises during the Term any fixtures which are the property of the Tenant, even though there is no Rent in arrears, without the written consent of the Landlord, which consent may be unreasonably withheld. All installations, alterations, additions, partitions, and fixtures (other than trade fixtures) in or on the Premises, or anything in the nature of a leasehold improvement (the "TENANT'S INSTALLATIONS"), whether placed there by the Tenant or the Landlord, shall be the Landlord's property on termination of this Lease without compensation to the Tenant and shall not be removed from the Premises at any time either during or after the Term. For greater certainty, the Tenant's trade fixtures shall not include any (i) heating, ventilating or air-conditioning systems, facilities and equipment serving the Premises; (ii) floor coverings; (iii) light fixtures; (iv) suspended ceiling and ceiling tiles;
(v) any machinery, equipment, facilities or systems serving the Premises or any part thereof; and (vi) all partitions within the Premises, all of which, if erected or installed by the Tenant, are deemed to be Tenant's installations. Notwithstanding anything in this Lease, the Landlord shall be under no obligation to repair or maintain the Tenant's installations and the Landlord shall by notice in writing to the Tenant have the right on the termination of this Lease by effluxion of time or otherwise to require the Tenant to remove all or such part of any construction, erections, structures, installations, machinery and equipment erected, placed or installed on, in or under the Land Area by the Tenant and require the Tenant to repair the Land Area to its state prior to any such construction, erection, or installation.

      9.3 - MAINTENANCE OF COMMON FACILITIES

      The Landlord will maintain and keep the Common Facilities in good repair in accordance with following provisions:

      (a) If the Building or any part of it requires repair, replacement or alteration, (i) because of the Tenant's use, installations or machinery or equipment, negligence or misconduct, (ii) due to the requirements of governmental authorities relating to the Tenant's conduct of business, or (iii) as a result of the Tenant stopping up or damaging the heating apparatus, water pipes, drainage pipes or other equipment or facilities or parts of the Building, the cost of the repairs, replacements or alterations together with the Landlord's administrative charge of twenty percent (20%) of the cost will be paid by the Tenant to the Landlord on demand, as Additional Rent.

      (b) The Landlord will keep and maintain, the landscaped grounds, the parking facilities, the walkways, internal access roads forming part of the Common Facilities in good repair and clean condition.

      (c) The Landlord will remove ice and snow from the sidewalks, driveways, private walks, access roads and parking lot whenever reasonably required.



      9.4 - LANDLORD'S TAXES

      Subject to the obligations of the Tenant in Article 8, the Landlord will pay all Taxes levied against the Building.

      9.5 - ACCESS

      The Tenant agrees forthwith on termination of the Term and delivery up of possession of the Premises to return to the Landlord all keys or other entry devices to the exterior doors of the Building which the Landlord may provide to the Tenant for the purpose of restricting access to the Building at times other than normal business hours. All heavy furniture, building materials or equipment will be moved in and out of the Building outside of normal business hours, on not less than three (3) business days' notice to Landlord and subject to Landlord's prior consent. Tenant will pay any costs occasioned to the Building by such movements.

10 -  ASSIGNING AND SUB-LETTING

      10.1 - COVENANT AGAINST ASSIGNMENT

      The Tenant will not assign, set over, transfer, sub-let or sub-lease, hypothecate, encumber or in any way deal with or part with (a "TRANSFER") the whole or any part of the Premises to anyone (a "TRANSFEREE"), for or during the whole or any part of the Term, without written consent to the Transfer first being obtained from the Landlord, but such consent shall not be unreasonably withheld or delayed.


      10.2 - RESTRICTIONS ON ADVERTISING TRANSFER

      The Tenant shall not print, publish, post, display or broadcast any notice or advertisement or otherwise advertise the whole or any part of the Premises for the purpose of a Transfer, and it shall not permit any broker or other person to do any of the foregoing, unless the complete text and format of any such notice or advertisement is first approved in writing by the Landlord. Without in any way restricting or limiting the Landlord's right to refuse any text or format on other grounds, any text or format proposed by the Tenant shall not contain any reference to the Base Rent applicable to the Premises.


      10.3 - FACTORS TO BE CONSIDERED

      In considering whether to give its consent to a Transfer, the Landlord may have regard to the financial status, credit rating, reputation and past business record of the proposed Transferee and its key employees, proposed use consistent with a first-class Building and its effect on the Landlord's ability to rent other space in the Building at rental rates consistent with the first-class nature of the Building, refusal of a Mortgagee to give any consent required under its security on the Building and any other factors which the Landlord, in its sole discretion, considers relevant. The Tenant will provide the Landlord with all information requested by the Landlord in order to enable the Landlord to consider the request for consent.

      10.4 - TERMS OF CONSENT

It is made a condition to the giving of any consent that:

            (a) the proposed Transferee shall agree with the Landlord in writing (to the extent applicable, in the case of a sub-lessee) to assume and perform all of the terms, covenants, conditions and agreements by this Lease imposed on the Tenant in a form to be provided by the solicitor for the Landlord;

            (b) if the Landlord consents to an assignment, the Tenant shall nonetheless remain responsible to the Landlord for the fulfilment of all obligations created by this Lease; and

            (c) the Tenant shall pay to the Landlord a non-refundable amount of five hundred dollars ($500) in advance plus any legal fees charged by the Landlord's solicitors in connection with the application for consent. It is understood that this amount represents a reasonable cost to the Landlord for reviewing such application.

      10.5 - SALE OF TENANT'S BUSINESS

      For the purpose of this Section, any sale or other disposition of whatsoever nature and kind and any issue of shares, merger or statutory amalgamation resulting in a change in the beneficial ownership, whether directly or indirectly of the shares of the Tenant or any corporation which has de facto control over the Tenant, either directly or by reason of the holding of shares in any other corporation or corporations, shall be deemed to be an assignment by the Tenant of this Lease. The Tenant shall make available to the Landlord, on request, all share registers and other books and records in its control relevant to the determination of whether an assignment has occurred under this Section. The provisions of this Section shall not apply to a corporation whose shares are posted for trading on any stock exchange in North America recognized by the Ontario Securities Commission.

      10.6 - RIGHT TO TERMINATE

      Notwithstanding anything contained in this Lease, if the Tenant from time to time receives a bona fide offer in writing for the assignment of this Lease or for the sublet of the whole or any part of the Premises, which the Tenant is prepared to accept, then prior to acceptance of any such offer, the Tenant shall provide the Landlord with a signed copy of such offer and the Landlord shall have the option, exercisable within seven (7) days of receipt of such offer, to terminate this Lease with respect to that part of the Premises referred to in such offer. If the Landlord exercises its option, the Tenant may, within three
(3) days thereafter, revoke its application to the Landlord, but if such application is not revoked, the Tenant shall peaceably surrender and yield up to the Landlord possession of that part of the Premises referred to in such offer on the day prior to the date that the proposed assignee or sub-lessee was to take possession under such offer. If the whole of the Premises shall be surrendered to the Landlord, this Lease shall then be terminated. Otherwise the Base Rent payable under this Lease shall be reduced in the proportion that the Gross Leasable Area of the Premises surrendered is of the total Gross Leasable Area of the original Premises.


11 -  INSURANCE

      11.1 - TENANT'S INSURANCE

(a) The Tenant shall throughout the period that the Tenant is given possession of the Premises and during the entire Term, at its sole cost and expense, take out and keep in full force and effect, the following insurance:

      (i) all-risk property insurance (including but not limited to sprinkler leakage, flood, earthquake and collapse coverage) in an amount equal to the full replacement cost thereof upon property of every description and kind owned by the Tenant or for which the Tenant is liable, or installed by or on behalf of the Tenant and which is located within the Premises including, without limitation, tenant's fixtures, the Tenant's stock-in-trade, furniture and personal property provided that if there is a dispute as to the amount which comprises full replacement cost, the decision of the Landlord shall be conclusive;

      (ii) business interruption insurance in such amount as will reimburse the Tenant for direct or indirect loss of earnings attributable to all perils insured against in Section 11.1(a)(i) and other perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or the Building as a result of such perils;

      (iii) comprehensive general and legal liability insurance, including property damage and bodily injury and personal injury liability, tenant's legal liability, contractual liability and owners' and contractors' protective insurance coverage with respect to the Premises and the Tenant's use of the Premises, coverage to include the activities and operations conducted by the Tenant and any other person for whom the Tenant is in law responsible. Such policies shall be written on a comprehensive basis with inclusive limits of not less than Five Million Dollars ($5,000,000) for bodily injury to any one or more persons or property damage, and such higher limits as the Landlord, acting reasonably, or the Mortgagee requires from time to time, and shall contain a severability of interests clause and a cross-liability clause;

      (iv) if appropriate, broad form comprehensive boiler and machinery insurance on a blanket repair and replacement basis with limits for each accident in an amount not less than the full replacement cost of all Leasehold Improvements and of all boilers, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in or serving the Leased Premises;

      (v) any other form of insurance which the Landlord, acting reasonably, requires from time to time in form, in amounts and for risks against which a prudent tenant would insure.

(b)   All policies shall :

      (i)   be taken out with insurers acceptable to the Landlord;

      (ii) be in a form satisfactory from time to time to the Landlord which form may include a reasonable deductible, the amount of which will be subject to the Landlord's approval, which approval may not be unreasonably withheld;

      (iii) be non-contributing with and shall apply only as primary and not as excess to any other insurance available to the Landlord or the Mortgagee;

      (iv) not be invalidated as respects the interests of the Landlord and of the Mortgagee by reason of any breach or violation of any warranties, representations or conditions contained in the policies;

      (v) contain an undertaking by the insurers to notify the Landlord and the Mortgagee in writing not less than thirty (30) days prior to any material change, cancellation or termination thereof; and

      (vi) name the Landlord and the Mortgagee as insured parties and, in respect of property damage insurance, incorporate the Mortgagee's standard mortgage clause.

(c) Certificates of insurance on the Landlord's standard form or if required by the Landlord or the Mortgagee certified copies of each such insurance policy will be delivered to the Landlord as soon as practicable after the placing of the required insurance and in any event at least ten (10) days prior to the effective date of coverage. Provided that no review or approval of any such insurance certificate by the Landlord shall derogate from or diminish the Landlord's rights or the Tenant's obligations contained in this Article.

(d) If the Tenant fails to take out or keep in force any insurance referred to in this Section 11.1, or should any such insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not commence to diligently rectify (and thereafter proceed to diligently rectify) the situation within twenty-four (24) hours after written notice by the Landlord to the Tenant (stating, if the Landlord or the Mortgagee does not approve of such insurance, the reasons therefor), the Landlord has the right without assuming any obligation in connection therewith to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be paid by the Tenant to the Landlord on demand as Additional Rent without prejudice to any other rights and remedies of the Landlord under this Lease.


      11.2 - CONTRACT PROVISIONS

            (a) All contracts of insurance placed by the Tenant shall be written in the names of the Landlord and Tenant as joint insured, and shall to the extent available show the Landlord, Tenant and any Mortgagee (to an amount that the Landlord's insurance advisors feel a prudent owner and Landlord should be insured for) as joint insured, as their interests may from time to time appear, and shall contain (i) a cross liability clause protecting the Landlord in respect of claims by the Tenant as if the Landlord were separately insured, and
(ii) a waiver of any subrogation rights which the Tenant's insurers may have against the Landlord and those for whom the Landlord is at law responsible, whether any such damage is caused by the act, omission or negligence of the Landlord or those for whom the Landlord is at law responsible. If both the Landlord and Tenant have claims to be indemnified under any such insurance, the proceeds shall be applied first to the settlement of the Landlord's claim, with the balance to the settlement of the Tenant's claim.

      (b) If the Tenant fails to obtain the required policies of insurance, the Landlord may itself obtain such policies and shall give the Tenant a notice setting out the amount and dates of payment of all costs and expenses incurred by the Landlord in that regard to the date of such notice; the Tenant will, with the next instalment of Rent which becomes due, pay this amount to the Landlord with interest at the Interest Rate calculated on the various amounts from their respective dates of payment by the Landlord to the date of repayment by the Tenant. Any sums so expended by the Landlord, together with such interest, shall constitute Additional Rent and be due and payable on demand by the Landlord.

      (c) The Tenant shall furnish the Landlord with certified copies of policies or other acceptable evidence of all such insurance promptly on request; but no review or approval of any such policies by the Landlord shall derogate from or diminish the Landlord's rights or the Tenant's obligations under this Article.

      (d) The Tenant's proportionate share of the amount of any deductible not received by the Landlord as proceeds of any policy of insurance shall be payable by the Tenant as Additional Rent. The amount of any deductible not received by the Tenant as proceeds of any policy of insurance shall be for the Tenant's own account. Deductible amounts under any policies shall not exceed those which a prudent Landlord or Tenant would allow in insuring a similar risk in similar circumstances.

      11.3 - USE OF PREMISES (INSURANCE)

      (a) Neither the Tenant nor its officers, directors, agents, servants, licensees, concessionaires, assignees or sub-Tenants shall bring on the Premises, nor do, nor omit nor permit to be done or omitted on or about the Premises anything which shall cause the rate of insurance on the Premises or the whole or any part of the Building or its contents to be increased. If the rate of insurance is increased by the use made of the Premises or by anything done or omitted or permitted to be done or omitted by the Tenant or its officers, directors, agents, servants, licensees, concessionaires, assignees or sub-Tenants or by anyone permitted by the Tenant to be on the Premises, the Tenant shall pay the amount of such increase to the Landlord immediately on demand.

      (b) If any policy of insurance on the whole or any part of the Building or the contents is cancelled or refused to be renewed or granted by an insurer by reason of the use or occupation of all or any part of the Premises by the Tenant or its officers, directors, agents, servants, licensees, concessionaires, assignees, sub-Tenants or by anyone permitted by the Tenant to be on the Premises, the Tenant shall immediately on demand remedy or rectify such use or occupation and if the Tenant shall fail to do so immediately the Landlord may at its option terminate this Lease by delivering to the Tenant notice in writing of such termination and the Tenant shall immediately deliver up possession of the Premises to the Landlord and the Landlord may re-enter and take possession of the Premises and the Tenant shall immediately pay all Rent and any other payment for which the Tenant is liable under this Lease, apportioned to the date of such termination, together with all losses, damages or costs of any kind arising out of the Tenant's breach of this provision and/or the termination of this Lease under this paragraph.

      11.4 - LANDLORD'S INSURANCE

      The Landlord shall, except as provided below, at all times throughout the Term carry:

            (a) insurance on the Building and property of every description, including all mechanical and electrical equipment owned by the Landlord (specifically excluding any property with respect to which the Tenant and other Tenants are obliged to insure under Section
            11.1 or similar sections of their respective Leases) against all risks of loss or damage covered under an all risk policy, to their full replacement cost;

            (b) public liability and property damage insurance with respect to the Landlord's operations in the Building in such reasonable amounts and with such reasonable deductions as would be carried by a prudent owner of a reasonably similar Building, having regard to size, age and location; and

            (c) such other form or forms of insurance as the Landlord or the Mortgagee reasonably considers advisable;

Provided that, if the Landlord shall be unable, from time to time during the Term, to obtain any of the above coverages on terms or at rates which are, in the sole and unfettered discretion of the Landlord, commercially reasonable, the Landlord shall have the right not to obtain or renew such insurance coverages or to discontinue such coverages, without any liability to the Tenant for having done so. Subject to the rights of any Mortgagees, the proceeds of any insurance received by the Landlord in compensation for physical loss or damage to the Building shall be applied in accordance with the provisions of Article 13. Notwithstanding any contribution by the Tenant to the cost of insurance premiums, no insurable interest is conferred on the Tenant under any policies of insurance carried by the Landlord and the Tenant has no right to receive any proceeds of any such insurance policies. On written request from the Tenant, the Landlord will provide a written summary of the Landlord's insurance then in effect.


12 -  REZONING, ADDITIONS

      12.1 - REZONING

      The Tenant agrees not to oppose any application to conversion of the Building to a condominium, or for additions to the Building or changes of zoning for the lands on which the Building is situate, or any lands of the Landlord within a radius of two (2) kilometres of the Building, which are instituted by the Landlord, unless the ability of the Tenant to use the Premises for the uses set out in this Lease would be materially adversely affected by the rezoning. On the Landlord's request, the Tenant will execute an acknowledgement that it does not oppose any such application. The Tenant further agrees not to make any applications or representations to any governmental authority or agency for the purpose of bringing about, in any way, the amending or varying of the provisions of any laws, by-laws, rules, regulations or requirements affecting the Premises or the Building, or any lands on which the Building stands, without the Landlord's prior written consent, which may in the circumstances be arbitrarily or unreasonably withheld.

      12.2 - ADDITIONS

      The Landlord shall have the right to erect additions to the Building in the area cross hatched as illustrated in Schedule "D" and to alter and relocate all or any portion of the Common Facilities, including the parking areas, in its sole and arbitrary discretion, without being responsible to the Tenant for any loss occurring from such action. The Landlord shall also have the right to grant, modify and terminate easements or other agreements pertaining to the use and maintenance of all or parts of the Common Facilities; to close all or any portion of the Common Facilities to such extent as may in the opinion of the Landlord's counsel be necessary to prevent accrual of any rights in them to any persons and to make changes or additions to the pipes, conduits, utilities and other necessary Building services in the Premises which serve other premises. None of the changes referred to above shall reduce the size of the Premises or prevent access to the Premises by the Tenant for the uses set out in this Lease. The Landlord will make such changes, additions, subtractions or re-arrangements as expeditiously as reasonably possible. The Landlord shall also have the right to relocate the Premises within the Building to another location of approximately the same size within the Building as the Landlord, acting reasonably, deems equivalent to the present location. If the Landlord elects to move the Premises, it will pay all costs of constructing the new Premises to the same standard as the existing Premises including, without limitation, the cost of moving the Tenant's fixtures and equipment and reinstalling them in the new location. The Landlord shall not be responsible for any loss or damage occasioned to the Tenant by such move, or for any indirect or consequential costs provided that:

            (a) after the Commencement Date, the Premises may not be altered, other than minor relocations of parts of the perimeter walls, or other boundaries thereof, necessary to accommodate alterations in construction design or facilities which do not reduce the Gross Leasable Area of the Premises and other alterations thereto which shall be limited to those of a minor nature.

            (b) so long as the Landlord shall not unreasonably interfere with the Tenant's business in the Premises more than is reasonably necessary in the conduct of such changes, additions, subtractions or re-arrangements, the Tenant shall not have any right to object to or to make any claim on account of the exercise by the Landlord of its rights under this paragraph 12.2, nor shall the Tenant be entitled to any abatement of Rent therefore notwithstanding any change in the size of the Common Facilities, any nuisance, inconvenience or loss to, interference with or obstructions, interruption, dislocation or suspension of any utilities or the use of the Common Facilities.

13 -  DAMAGE, DESTRUCTION OR EXPROPRIATION

      13.1 - ABATEMENT OF RENT

            (a) Except as specifically provided in this Article, there shall be no reduction or abatement of Rent and the Landlord shall not be liable to the Tenant by reason of any injury to or interference with the Tenant's business or property arising from fire or other casualty, howsoever caused, or from the making of any repairs resulting therefrom in or to any portion of the Building Premises or the Premises. The Tenant agrees that in the event of damage or destruction to the Premises is covered by insurance, the Tenant shall use the proceeds of such insurance for the purpose of repairing or restoring such Premises.


            (b) If the Building Premises are damaged or destroyed by any cause whatsoever, and if, in the opinion of the Landlord reasonably arrived at, the Building Premises cannot be reconstructed, rebuilt or repaired and made fit for the purposes of the Tenant within one hundred and eighty (180) days of the happening of the damage or destruction, the Landlord, may at its option elect to terminate this Lease by giving to the Tenant Notice of termination within forty-five (45) days after such damage or destruction, and thereupon Rent and other payments for which the Tenant is liable under this Lease shall be apportioned and paid to the date of such damage or destruction, and the Tenant shall immediately deliver up vacant possession of the Premises to the Landlord in accordance with the terms of this Lease.


      13.2 - DAMAGE IN LAST YEAR OF TERM

      If the damage or destruction occurs in the last year of the Term or any renewal, so that the Premises or the Building are incapable of being rebuilt or made reasonably fit for occupancy within thirty (30) days from the date of damage or destruction, the Landlord may terminate this Lease by giving notice within twenty (20) days after the damage or destruction occurs.

      13.3 - LACK OF PROCEEDS

      Notwithstanding Section 13.1, if the damage or destruction occurs by reason of any cause in respect of which proceeds of insurance substantially sufficient to pay for the cost of rebuilding or making fit the building or the Premises are not payable to or received by the Landlord, or if any Mortgagee or other person entitled to the proceeds does not consent to payment to the Landlord of the proceeds of any insurance policy for such purpose, the Landlord may terminate this Lease on notice.

      13.4 - PROCEDURE ON TERMINATION

      On the termination of this Lease under this Article 13, Rent and any other liabilities of the Tenant shall be apportioned and paid to the date on which the damage or destruction occurred and the Tenant shall immediately deliver up possession of the Premises.

      13.5 - EXPROPRIATION

            (a) If at any time during the Term, all or part of the Building is acquired or expropriated by any lawful expropriating authority (the "EXPROPRIATION") or if, in the Landlord's opinion, reasonable access to the Building is materially affected by any Expropriation, then, at the option of the Landlord, this Lease shall be terminated as of the date on which the interest taken by Expropriation vests in the expropriating authority and neither party shall have any claim against the other for the value of any unexpired Term or for damages or otherwise. If the Landlord does not elect to cancel this Lease, this Lease shall continue in effect without any reduction or abatement of Rent, provided that if any part of the Premises is expropriated, the Rent shall be adjusted accordingly by the Landlord in the proportion which the Gross Leasable Area of the remaining Premises is of the original Premises. The full proceeds resulting from the Expropriation of any portion of the Building shall belong solely to the Landlord. The Tenant will execute all documents necessary in the Landlord's opinion for this purpose.

            (b) The Tenant shall have the right to recover from the expropriating authority, but not from the Landlord, such compensation as may be separately available to the Tenant in the Tenant's own right by reason of the Expropriation for damage to the Tenant's business and on account of any cost or loss of the Tenant in removing its chattels, fixtures, and leasehold improvements.

            (c) The Landlord and the Tenant agree to keep each other fully informed about their respective claims for compensation, that each of them will not claim compensation on any basis inconsistent with this Lease and each will reasonably cooperate with the other in the prosecution of their proper separate claims. Neither party shall compromise the claim of the other party without its prior written consent.

      13.6 - REPAIR OF DAMAGE

      If the Building is damaged or expropriated to the extent described in Sections 13.1 or 13.5 and the Landlord does not terminate this Lease, the Tenant will promptly rebuild or repair the Building, subject to the express terms and conditions of this Lease. The Tenant shall repair and restore the Premises according to the nature of the damage with all reasonable diligence, except for improvements installed by the Tenant which the Tenant shall repair and restore, in both cases, to substantially the condition they were in immediately before the damage or destruction, but to the extent that any part of the Premises is not reasonably capable of use by reason of damage which the Tenant is obligated to repair, any abatement of Rent to which the Tenant is otherwise entitled shall not extend later than the time by which, in the reasonable opinion of the Landlord's Consultant, repairs by the Tenant ought to have been completed with reasonable diligence. The Tenant shall pay the cost of the repair and restoration of all destruction which is attributable to the wilful act or neglect of the Tenant, its servants or agents, or any person entering on the Premises under express or implied invitation of the Tenant, and in such case, there shall be no abatement of Rent.

      13.7 - CONSULTANT'S DETERMINATION

      A Consultant's Certificate as to the length of time required, using reasonable diligence, to rebuild or restore the Building or the Premises, or as to when all or any portion of the Premises are reasonably fit for occupancy by the Tenant shall be conclusive and binding on the Landlord and the Tenant.


14 -  TENANT'S DEFAULT

      14.1 - REMEDIES OF LANDLORD

      If the Tenant fails:

            (a) to make any payment of Rent, in whole or in part, for five (5) days after its due date; or

            (b) to perform or observe any other covenants, provisos or agreements contained in this Lease and such failure shall continue for fifteen (15) days after notice; the Landlord shall have the following remedies in each such case:

            (C) - TERMINATION

            The Landlord may without further notice terminate this Lease, in which case the then current month's Rent and the next ensuing three
            (3) months' Rent and any other payments for which the Tenant is liable shall be apportioned and paid in full to the date of termination, together with the reasonable expenses of the Landlord attributable to the termination, and the Tenant shall immediately deliver up possession of the Premises to the Landlord; any termination of the Lease will be without prejudice to any other rights or remedies the Landlord may have, including, without limitation, the right to receive compensation for loss of future Rent and for loss or diminution of revenue from the Building; for the purposes of this clause, loss of future Rent and loss of revenue will be established by the terms and conditions on which the Landlord, in its sole discretion, re-lets the Premises, if such re-letting is accomplished within a reasonable time after termination, but if the Premises are not re-let, such values will be based on the fair market rental for properties of a similar nature in the Municipality and other relevant circumstances. Rent, rental value and loss of revenue will be reduced to their present value at a discount rate of ten percent (10%), on the basis of estimates and assumptions of fact made by the Landlord, which will govern;

            (D) - RECOVERY OF EXPENSES

            The Landlord may enter the Premises and perform the obligation on behalf of the Tenant, and shall not be liable for any loss or damage to the Tenant's goods, chattels, fixtures and leasehold improvements or business caused in so doing. Any reasonable expenses incurred by the Landlord in so doing (including, without limitation, legal fees and compensation for the Landlord's services, as well as Landlord's management fee of fifteen percent (15%) of these expenses and compensation) shall be paid by the Tenant to the Landlord as Additional Rent on demand;

            (E) - RIGHT TO RELET

            The Landlord shall have the right to enter the Premises and to relet them as agent for the Tenant for whatever term and on whatever conditions the Landlord shall, in its sole discretion, deem advisable, and the Tenant shall pay to the Landlord, in monthly instalments for the balance of the Term of this Lease (which shall be deemed for the purposes of this clause 14.1(e) not to have been terminated by any action of the Landlord under this Section, including the making of alterations to the Premises deemed by the Landlord to be necessary or advisable for the purpose of reletting them), any deficiency between the sum of one-twelfth (1/12) of the Rent payable under this Lease and the net amount, if any, of Rent actually received by the Landlord in respect of the Premises, after deducting all amounts reasonably attributable to the reletting of all or part of the Premises. For greater clarity, the Landlord, in the exercise of its discretion under this clause, may enter into a reletting of all or part of the Premises for a term which may extend beyond the expiry date of the Term, without being deemed to have terminated the Lease or the rights of the Landlord under this clause.

      14.2 - CURE DEFAULT

      If the Tenant's default can be cured only by the performance of work or by the furnishing of materials, and if the work cannot reasonably be completed or the materials reasonably obtained and/or utilized within fifteen (15) days, the default shall not be deemed to continue if the Tenant proceeds promptly with and diligently completes the work necessary to cure the default.


      14.3 - CONSTRUCTION LIENS

      The Tenant shall indemnify and hold the Landlord harmless from and against any liability, claim, damages or expenses (including legal expenses) arising from any claim made against the Premises or the Building for construction liens related to work done by or on behalf of the Tenant and all work which the Tenant is obliged to do and any such liabilities, claims, damages or expenses incurred by the Landlord shall be paid by the Tenant to the Landlord on demand. The
Tenant shall cause all registrations of claims for construction liens and/or certificates of action under the Construction Lien Act for any work done by or on behalf of the Tenant, and all work which the Tenant is obliged to do, to be discharged or vacated, as the case may be, within fifteen (15) days of such registration or within five (5) days after notice from the Landlord, failing which the Landlord, in addition to any other rights or remedies it may have, may, but shall not be obligated to, discharge such liens and/or certificates by payment to the claimant, payment into court, or otherwise; any such payments and the Landlord's legal costs (on a substantial indemnity basis) and other costs of obtaining and registering such discharges shall be repaid by the Tenant to the Landlord on demand as Additional Rent.


      14.4 - DISTRESS

      The Tenant waives and renounces the benefit of any present or future statute taking away or limiting the Landlord's right of distress and covenants and agrees that, notwithstanding any such statute, none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for Rent or any other charges. The Tenant agrees to provide the Landlord with a key which will at all times open the locks to the Premises and expressly licences and authorizes:

            (a) the Landlord to use the key for the purposes of effecting entry to the Premises to distrain on the goods and chattels of the Tenant or to prevent the Tenant from removing them; if the Landlord does not have the key or is unable to gain access to the Premises by the use of the key, the Tenant expressly licences and authorizes the Landlord to use any other means of ingress for the purpose of effecting distress as the Landlord may in its sole discretion determine including, without limitation, the breaking of the lock or of any window without being liable for any damages or prosecution for doing so;

            (b) the Landlord to distrain at any time of the day or night including, without limitation, after sunset, before sunrise and on Sundays and statutory holidays;

            (c) to levy distress against such goods and chattels at any place to which the Tenant or any other person may have removed them, in the same manner as if they had remained on the Premises;

            (d) to sell any goods and chattels seized at public or private sale, without notice, and to apply the net proceeds of such sale on account of the Rent or any other sums due under this Lease, and Tenant shall remain liable for any deficiency. The Tenant shall pay to the Landlord on demand, to the extent not recovered out of any distress, all fees and expenses of levying distress including, without limitation, all legal, locksmith, bailiff, appraiser and auctioneer fees, together with three (3) months' accelerated Rent.

The Tenant expressly gives its consent to Canada Customs and Revenue Agency, the Ontario Ministry of Finance and all other federal, provincial and municipal taxing authorities (the "AUTHORITY") releasing to the Landlord and its duly authorized agent the particulars of any amounts owing by the Tenant to the Authority, to the extent that the Authority claims priority over the Landlord against any proceeds in the hands of the Landlord or its agent from realization against the property of the Tenant.

All goods and chattels brought by the Tenant onto the Premises shall be the unencumbered property of the Tenant and they shall not be subjected to any claim or other encumbrance at any time without the prior written consent of the Landlord. If the Tenant shall leave the Premises leaving any Rent or other amounts owing under this Lease unpaid, the Landlord, in addition to any other available remedy, may seize and sell the goods and chattels of the Tenant at any place to which the Tenant or another person may have removed them in the same manner as if such goods and chattels had remained and been distrained on the Premises.

      14.5 - INTEREST

      All sums for Rent or otherwise payable to the Landlord under the terms of this Lease shall bear interest at the Interest Rate in effect on their respective due dates until the actual dates of payment.

      14.6 - APPLICATION OF RECEIPTS

      The Landlord may, at its option, apply all sums received from the Tenant to any Rent or other amount payable under this Lease in such order as the Landlord sees fit. If applied to Rent, any payment is on account of the earliest stipulated Rent. An endorsement or statement on a cheque or letter accompanying a cheque or payment as Rent is not an acknowledgement of full payment or an accord and satisfaction, and the Landlord may accept and cash the cheque or payment without prejudice to its right to recover the balance of the Rent or pursue its other remedies.

      14.7 - PROTECTION OF LANDLORD

      Subject to any express provision of this Lease, the exercise by the Landlord of any of the rights and remedies reserved to it under this Article 14 shall not, notwithstanding anything to the contrary in any law or statutory provision, except to the extent that Tenant may not legally contract out of any right or protection therein given to it:

            (a) require the service of any notice or demand by the Landlord to the Tenant of any default by the Tenant in the payment of Rent or performance of its covenants;

            (b) require the resort by the Landlord to any legal proceedings;

            (c)  constitute  (1) a breach of the covenant for quiet  possession;
            (2) an actual or constructive eviction; (3) a forfeiture, surrender or termination of this Lease, or (4) a re-entry into the Premises; unless Landlord elects in writing to effect such forfeiture, surrender, termination or re-entry;

            (d) render Landlord liable or responsible in any way to Tenant or others for any act, fault, occurrence or for any cause whatsoever, including without limitation, (1) any injury, personal discomfort or death to any person or for any loss or damage to any property of Tenant or others, and (2) any claim for damages, whether direct, indirect or consequential; or

            (e) render Landlord subject to any prosecution;

and the Tenant shall promptly indemnify and hold the Landlord harmless from any and all claims arising out of the exercise by the Landlord of any of the rights set out in this Lease. Any breach by the Landlord under this Lease can be adequately compensated in damages and the Tenant agrees that its only remedy to enforce its rights under this Lease is an action for damages.

      14.8 - ABANDONMENT OF GOODS

      Any goods, chattels, fixtures, inventory, equipment and other property of the Tenant not removed from the Premises within seven (7) days from the date of expiry of the Term, shall be deemed to have been abandoned by the Tenant and the Landlord may remove and dispose of them (by private or public sale), destroy them, retain them or convey them to a new tenant or otherwise deal with them in any manner whatsoever without compensation to the Tenant.

      14.9 - LIEN ON TRADE FIXTURES

      If, at any time during the period of time the Tenant is in possession of the Premises, the Tenant is in default under any covenant or obligation contained in this Lease, the Landlord has a lien on all stock-in-trade, inventory, fixtures, equipment and facilities of the Tenant as security against loss or damage resulting from any such default and the stock-in-trade, inventory, fixtures, equipment or facilities shall not be removed from the Premises by the Tenant until the default is cured, unless otherwise permitted in writing by the Landlord. The Landlord shall have the right to enter the Premises to enforce its lien and shall have all of the rights and remedies of a secured creditor in possession under the Personal Property Security Act (Ontario).

15 -  BANKRUPTCY, ETC.

      15.1 - TENANT'S INSOLVENCY

      Without prejudice to any other rights or remedies available to the Landlord, if:

            (a) the Term or any of the goods and chattels of the Tenant on the Premises are seized or taken in execution or attachment by any creditor of the Tenant (including, without limitation, if a receiver or receiver and manager shall enter into possession of the Premises);

            (b) the Tenant makes any assignment for the benefit of creditors, or any bulk sale of goods on the Premises, except in the ordinary course of its business, or in conjunction with a permitted Transfer under this Lease:

            (c) the Tenant, becoming bankrupt or insolvent shall take the benefit of any Act for bankrupt or insolvent debtors;

            (d)   a receiving order is made against the Tenant;

            (e)   an order is made for the winding up of the Tenant;

            (f) the Premises shall without the written consent of the Landlord become and remain vacant for a period of four (4) days, or be used by any other persons than those entitled to use them under the terms of this Lease;

            (g) the Tenant, without the written consent of the Landlord, abandons or attempts to abandon the Premises or, except in the ordinary course of its business, to sell or dispose of its chattels or to remove any of them from the Premises, so that there would not be sufficient chattels on the Premises subject to distress to satisfy the Rent due or accruing due;

            (h) the Premises are used for any other purpose than this Lease permits;

then, in every such case, the then current month's Rent and the next ensuing three (3) months' Rent, together with all additional charges payable by the Tenant under this Lease (to be pro rated, if necessary), shall immediately become due and payable and the Landlord may re-enter and take possession of the Premises as though the Tenant or the servants of the Tenant or any other occupant of the Premises were holding over after the expiration of the Term, and the Term shall, at the option of the Landlord, immediately be terminated. In every one of the cases described above, the three (3) months' accelerated Rent shall be recoverable by the Landlord in the same manner as the Rent.


16 -  NOTICES

      16.1 - DELIVERY OF NOTICES

      All notices, payments, consents, demands or other documents required or which may be given under this Lease (the "DOCUMENTS") shall be in writing, duly signed by the party giving such notice and delivered or transmitted by registered or certified mail addressed as follows or sent by facsimile (with confirmation of transmission) to a receiver at the addresses set out on the front page of this Lease. Any document so given shall, unless delivered, be deemed to have been received on the second business day following the date of mailing, if sent by registered or certified mail, or on the first business day after the date of transmission by facsimile. If the postal system is disrupted by labour strike, such document shall be delivered or sent by facsimile. Any party may from time to time by notice given as provided above change its address for service of documents.


17 -  LANDLORD'S COSTS AND CONSENTS

      17.1 - LEGAL COSTS

      If the Landlord brings an action for collection of Rent or other sums payable under this Lease, or if such sums shall be collected on the demand of a solicitor, or if the Landlord brings an action to compel performance of any of the terms, conditions, covenants or provisos under this Lease or for damages for failure of the Tenant to perform any of them, or if they are performed on the demand of a solicitor then, unless the Landlord shall lose such action, the Landlord shall collect from the Tenant and the Tenant shall pay to the Landlord all reasonable solicitor's fees for such action on a substantial indemnity basis.

      17.2 - OTHER EXPENSES

      The Tenant shall pay the cost of obtaining any Consultant's Certificate requested by the Tenant. If this Lease requires the Tenant to obtain the consent or authorization of the Landlord to any action proposed by the Tenant, or if the Tenant requests an acknowledgement from the Landlord, the Tenant shall pay, as Additional Rent, the Landlord's reasonable legal and administrative fees, including a charge for Landlord's administrative time, and disbursements for reviewing and considering the matter and for preparation of any documents which the Lease may require for this purpose. These fees shall be payable even if the Landlord, in the proper exercise of any discretion given to it in this Lease, shall refuse to give its consent or authorization.

18 -  PRIOR INTERESTS

      18.1 - MORTGAGEE'S PRIORITY

            (a) At the option of the Landlord, to be expressed in writing from time to time, this Lease and the rights of the Tenant are and shall be subject and subordinate to all Mortgages and all renewals, modifications, consolidations, replacements and extensions of them which may now or in future affect the Premises or the Building in whole or in part and whether or not such Mortgages shall affect only the Premises or the Building of which the Premises form part or shall be blanket mortgages or deeds of trust affecting other premises as well. The Tenant shall at any time on notice from the Landlord or a Mortgagee attorn to and become a tenant of a Mortgagee under any such Mortgage on the terms and conditions of this Lease and shall execute promptly on request by the Landlord any instruments of postponement or attornment or other instruments from time to time requested to give full effect to this requirement. If the Tenant fails to execute any instrument or other document as required by this Section within ten (10) days after request by the Landlord, then the Landlord will have the right to terminate this Lease or to execute any such instrument or document on behalf of the Tenant and in the Tenant's name, for which purpose the Tenant irrevocably constitutes the Landlord the agent or attorney of the Tenant under the Powers of Attorney Act (Ontario).

            (b) The form and content of any document effecting the subordination and attornment provided for in Section 18.1(a) will be that required by the Mortgagee in each case, and such document will be delivered by the Tenant to the Landlord within ten (10) days after the Landlord requests it.

            (c) If the Landlord assigns its rights under this Lease as security for a Mortgage and notification of the assignment is given to the Tenant by or on behalf of the Landlord, this Lease shall not be cancelled or modified for any reason whatsoever, except as provided for in this Lease or by law, without the prior written consent of the Mortgagee.

      18.2 - PRIORITY OF LEASE

      The Tenant agrees that any Mortgagee at any time by an instrument in writing registered against the title to the Building may subordinate its Mortgage to this Lease without any further consent or agreement of the Tenant.

      18.3 - ACKNOWLEDGEMENTS OR STATEMENTS

            (a) The Tenant at any time and from time to time on not less than seven (7) days prior notice, shall execute and deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modifications and that the Lease is in full force and effect as modified), the amount of the Base Rent then being paid, the dates to which the Rent, by instalment or otherwise and other sums payable under the Lease have been paid, stating whether or not there is any existing default on the part of the Landlord of which the Tenant has notice, the particulars and amount of insurance policies on the Premises in which the interest of the Landlord is noted, the amount of prepaid Rent or security deposit being held by the Landlord, the area of the Premises and the Tenant's proportionate share for payment of Taxes, Operating Costs or other expenses, whether all Landlord's work in construction of the Premises or any leasehold improvements has been completed and whether or not there is any claim, charge, defence, right to set off or counter-claim by the Tenant against the Landlord in respect of Rent or otherwise;

            (b) Any statement delivered under this Section may be conclusively relied on by any purchaser or prospective purchaser or any Mortgagee of the fee or the leasehold or any other sub-lessee or prospective sub-lessee, except for any default of the Landlord of which the Tenant does not have notice at the date of the statement. If the Tenant fails to execute and deliver any such statement within seven (7) days of written request by the Landlord, the Landlord shall have the right to execute and deliver the statement by and on behalf of the Tenant and such statement shall be binding on the Tenant;

            (c) From time to time at the request of the Landlord, the Tenant shall deliver to the Landlord the Tenant's most recent financial statements, together with such other financial information and for such periods of time as may be requested by a Mortgagee or prospective purchaser of the Building. The Tenant consents to the Landlord performing a credit check at any time or times during the Term.

      18.4 - RIGHTS OF MORTGAGEES

      If at any time during the currency of a Mortgage in favour of a Mortgagee who has given notice in writing of the Mortgage to the Tenant the Landlord defaults in the performance of any provision of this Lease which would give rise to a right in the Tenant to terminate this Lease, then the Tenant, before becoming entitled as against the Mortgagee to exercise any right to terminate this Lease, shall give the Mortgagee notice in writing of this default. The Mortgagee shall have sixty (60) days after the giving of the notice, or such longer period as may be reasonable in the circumstances, within which to remedy the default. If the default is remedied within that time, the Tenant shall not by reason of the default terminate this Lease. The rights and privileges granted to a Mortgagee in this Section shall not in any way be deemed to alter, affect or prejudice any of the rights and remedies available to the Tenant as against the Landlord. Any notice to be given to a Mortgagee shall be deemed to have been properly given if mailed by registered mail to its most recent address of which the Tenant shall have notice.

      18.5 - NON-DISTURBANCE AGREEMENT

      The Tenant's obligation to execute an agreement subordinating this Lease or to attorn to a Mortgagee is subject to the Mortgagee agreeing, on its usual terms, to permit the Tenant to continue in occupation of the Premises, provided that the Tenant is not in default under this Lease and continues to pay all Rent and perform all of its covenants, conditions and agreements.


19 -  MONTHLY TENANCY

      19.1 - MONTHLY TENANCY

      If the Tenant continues to occupy the Premises after the expiration of the Term or any renewal period, with the consent of the Landlord and without any renewal or further written agreement, the Tenant will be a monthly tenant at a monthly rental equal to double the monthly instalment of Base Rent payable during the last month of the Term or immediately preceding renewal, together with the Additional Rent provided in this Lease. Rent will be payable in advance on the first day of each and every month of the tenancy and the monthly tenancy will be on the terms and conditions and subject to all other charges and amounts payable under this Lease, except as to length of tenancy.


20 -  GENERAL

      20.1 - NO WAIVER OF DEFAULT

      No condoning, excusing, overlooking or delay in acting by the Landlord of any default, breach or non-observance by the Tenant at any time or times in respect of any covenant, proviso or condition in this Lease shall operate as a waiver of the Landlord's rights under this Lease in respect of any continuing subsequent default, breach or non-observance and no waiver shall be inferred from or implied by anything done or omitted by the Landlord except an express waiver in writing.

      20.2 - REMEDIES CUMULATIVE

      All rights and remedies of the Landlord set forth in this Lease shall be cumulative and not alternative.

      20.3 - ASSIGNMENT BY LANDLORD

            (a) If the Landlord assigns this Lease to a Mortgagee or to any other person the Landlord shall nonetheless be entitled to exercise all rights and remedies reserved under this Lease without providing evidence of the approval or consent of the Mortgagee or other person.

            (b) If the Landlord sells the Building and assigns this Lease to the purchaser, and the purchaser agrees in writing with the Landlord to assume all of the obligations of the Landlord under this Lease, the Landlord shall, on completion of the sale and assignment of Lease, be relieved of all personal liability of any nature and kind whatsoever under this Lease and the purchaser shall be deemed to be the Landlord under this Lease for all purposes, subject to the provisions of this Section.

      20.4 - NO PARTNERSHIP

      The Landlord does not in any way or for any purpose become a partner of the Tenant, in the conduct of its business or otherwise, or a joint venturer or a member of a joint enterprise with the Tenant, nor is the relationship of principal and agent created by this Lease or any dealings between the Landlord and the Tenant.

      20.5 - NO OPTION

      The submission of this Lease for examination does not constitute a reservation or option for the Premises and this Lease becomes effective as a Lease only on its execution and delivery by the Landlord and the Tenant.

      20.6 - REGISTRATION OF NOTICE

      The Tenant shall not register this Lease without the written consent of the Landlord. However, the Tenant shall be entitled to register a Notice of Lease; provided that such Notice shall only describe the parties, the Premises, the Term and any renewal, or any restrictive covenants. Any Notice of Lease shall be prepared by the Tenant's solicitors, but shall be subject to the approval of the Landlord and its solicitors and shall be registered at the Tenant's expense. The Tenant shall bear the reasonable costs of the Landlord with respect to the review by the Landlord's solicitors of the Notice of Lease.

      20.7 - RULES AND REGULATIONS

      The Tenant and its officers, directors, servants, agents and all persons visiting or doing business with it shall be bound by and shall observe the rules and regulations attached to this Lease as Schedule "C" and any other reasonable rules and regulations made by the Landlord from time to time of which notice shall be given to the Tenant, and all such rules and regulations shall be deemed to be incorporated into and form part of this Lease. The Landlord shall enforce the rules and regulations against all occupants of the Building, but in so doing need not institute any legal action. The Landlord shall not be liable to the Tenant as a result of its failure or inability to enforce the rules and regulations against the other tenant of the Building.

      20.8 - NO CONTRA PROFERENTUM

      This Lease has been negotiated and approved by the Landlord and the Tenant and, notwithstanding any rule or maxim of law or construction to the contrary, any ambiguity or uncertainty will not be construed against either Landlord or Tenant by reason of the authorship of any of the provisions contained in this Lease.


21 -  DELAYS

      21.1 - UNAVOIDABLE DELAY

      Whenever, and to the extent that either party shall be unable to fulfil, or shall be delayed or restricted in the fulfilment of any obligation under this Lease in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of strike, lock-out, war, act of God or by reason of being unable to obtain material, goods, equipment, services, utility or labour required to enable it to fulfil such obligation or by reason of any statute, law or order-in-council, or any regulation or order passed or made under any legislative authority, or by reason of the order or direction of any administration, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any required permission or authority, or by reason of any other cause beyond its control, whether of the foregoing character or not, such party shall, so long as any such impediment exists, be relieved from the fulfilment of such obligation and the other party shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned, but nothing in this Section shall excuse the Tenant from payment of or entitle it to withhold Rent.

      21.2 - FAILURE OF LANDLORD TO DELIVER POSSESSION

      Notwithstanding any other provision of this Lease, and in addition to the provisions of Section 21.1, the Landlord shall not be deemed in default if it is unable to give possession of the Premises on the date fixed for commencement of the Term because of the holding over or retention of possession of any prior lessee or occupants, or because repairs, improvements or decorations of the Premises or of the Building are not completed, or for any reason other than the Landlord's wilful act or neglect. In such circumstances, the Rent will not commence until possession of the Premises is given to the Tenant or the Premises are available for fixturing by the Tenant, and no failure to give possession of the Premises on the date fixed for commencement of the Term shall in any way affect the validity of this Lease or the obligations of the Tenant under this Lease or the terms or conditions of this Lease, nor shall it extend the Term. The Landlord shall diligently exercise its rights to obtain completion and/or vacant possession of the Premises as soon as reasonably possible. There shall be no abatement of Rent for any delay in occupancy due to the Tenant's failure to complete all or any installations or other work required to be completed by the Tenant in accordance with the provisions of this Lease or required for the purpose of carrying on its business operations in the Premises. The Tenant shall not be entitled to any abatement of Rent where the Landlord's failure to complete or deliver vacant possession of the Premises on the Commencement Date is due to any act or omission on the part of the Tenant. The decision of the Landlord's Consultant shall be final and binding on the parties as to whether or not the Premises are ready for occupancy by the Tenant, and as to the extent to which any delay in completion of the Premises or in the delivery of vacant possession is due to any act or omission of the Tenant or its agents, servants or contractors. The Tenant shall, promptly on the request by the Landlord, execute an acknowledgement of the date on which complete and vacant possession of the Premises is delivered to the Tenant. If the Landlord has not delivered possession of the Premises within eighteen (18) months of the date of this Lease, the Landlord shall have the right and option at any time to cancel this Lease and any money or security deposited with the Landlord under or on account of this Lease shall be returned to the Tenant and neither party shall have any liability to the other.

      IN WITNESS WHEREOF the parties have executed this Lease as of the 20th day of April, 2006.








                                      FERCAN DEVELOPMENTS INC.


                                      Per: /s/ Vince DeRosa
                                          --------------------------------
                                      Vince DeRosa, President
                                      I have authority to bind the corporation



                                      NORTHERN ETHANOL (BARRIE) INC.


                                      Per: /s/ Gord Laschinger
                                          --------------------------------
                                      Name: Gord Laschinger-President
                                      I have authority to bind the corporation

                        SCHEDULE "A" - LEGAL DESCRIPTION



PIN Number:       58734-0250(LT)

Part Lots 7 and 8, Concession 12, Innisfil, being parts 2,3 and 4 on Plan 51R-30453, subject to and together with the rights set out in instrument No. R01461677, Barrie

                   SCHEDULE "B" - SKETCH OF BUILDING PREMISES

Building Premises illustrated in black

                       SCHEDULE "B-1"- SKETCH OF LAND AREA

Land Area illustrated in black

                      SCHEDULE "C" - RULES AND REGULATIONS


The Tenant agrees as follows:

1. All loading and unloading of supplies, materials, garbage and other chattels shall be effected only through or by means of such doorways or corridors as Landlord shall designate.

2. The delivery or shipping of supplies and fixtures to and from the Premises shall be subject to such rules and regulations as in the judgment of Landlord are necessary for the proper operation of the Premises.

3. All garbage and refuse shall be kept in the kind of covered container specified by Landlord, sorted as specified by the Landlord for the purposes of any recycling program established by the Landlord or the Municipality, and shall be placed outside of the Premises prepared for collection in the manner and the times and places specified by Landlord. If Landlord provides or designates a service for picking up refuse and garbage, Tenant shall use it at Tenant's cost. Tenant shall pay the cost of removal of any of Tenant's refuse or rubbish.


4. The Tenant shall use at the Tenant's cost, the pest extermination contractor directed by the Landlord and at the intervals required by the Landlord.

5. No animals or birds, except for guide dogs, shall be brought into or kept in or about the Premises.

6. If the Tenant desires telegraph, telephone, paging or other private signal connections, Landlord reserves the right to direct the electricians or other workmen as to where and how the wires are to be introduced and without such directions no boring or cutting for wires shall take place. No other wires of any kind shall be introduced without the written consent of Landlord.

7. No one shall use the Premises for sleeping apartments or residential purposes as defined in the Commercial Tenancies Act or the Tenant Protection Act, 1997.

8. The Tenant agrees to install at its own expense a lock approved by the Landlord, on all doors of the Premises and to supply Landlord with two keys. The Landlord may from time to time install and change locking mechanisms on entrances to the Building, the Common Facilities and the Premises, and (unless 24 hour security is provided by the Building) shall provide to Tenant a reasonable number of keys and replacement keys ("KEYS") include any device serving the same purpose). The Tenant shall not add to or change existing locking mechanisms on any door in or to the Premises without the Landlord's prior written consent. If with Landlord's consent, the Tenant installs lock(s) incompatible with the Building master locking system:

            (a) the Landlord, without abatement of Rent, shall be relieved of any obligation under this Lease to provide any service to the affected areas during times when such areas are locked and the Tenant is not available to provide access;

            (b) the Tenant shall indemnify Landlord against any expenses as a result of a forced entry to the affected areas which may be required in an emergency; and

            (c) the Tenant shall at the end of the Term and at Landlord's request remove such lock(s) at the Tenant's expense.

9. The Tenant shall give the Landlord prompt written notices of any accident, or any defect in the water pipes, gas pipes, heating or cooling apparatus, telephone or electric light or other wires in any part of the Premises which comes to the attention of the Tenant.


10. The Tenant shall not place on, obstruct or in any manner conduct business operations on the Common Facilities or distribute handbills or other advertising matter in the Common Facilities without the written consent of the Landlord.



11. The Landlord shall have the right to make further reasonable rules and regulations and to alter, amend or cancel all rules and regulations as in its judgment may from time to time be needed and all such rules and regulations, to the extent they are applicable to the Tenant, shall be kept and observed by Tenant. The Landlord may from time to time waive any of such rules and regulations and is not liable to Tenant for breaches of them by the other tenant.

                                  SCHEDULE "D" - LANDLORD'S PERMITTED EXPANSION, ADDITION AND BUILD AREA

Area illustrated in black

                                  SCHEDULE "D-1"- TENANT'S PERMITTED DEMOLITION AREA

Area illustrated in black

                  TABLE OF CONTENTS



                                                  PAGE




1 -      BASIC TERMS                                1
         1.1    Term                                1
      (b) Commencement Date                         1
      (c) Expiry of Term                            1
         1.2 Base RentERROR!  BOOKMARK NOT DEFINED.
         1.3 Tenant's Estimates proportionate share
             of Operating Costs and Realty Taxes
         1.4    Deposit                             1
         1.5    Use of Premises                     1
         1.6    Option to Extend                    2

         1.7        Tenant's Work                   1
         1.8       Fixturing Period                 2
2 -      INTERPRETATION                             3
         2.1 -  Definitions                         3
         2.2 -  Severability                        8
         2.3 -  Number                              8
         2.4 -  Headings                            8
         2.5 -  Entire Agreement                    8
         2.6 -  Successors                          9
         2.7 -  Net-Net and Carefree Lease          9
         2.8 -  Metric Conversion                   9
         2.9 -  Landlord's Consent                  9
                ERROR! BOOKMARK NOT DEFINED.
         2.10   Building Standard                   9
3 -      PREMISES                                   9
         3.1 -  Demise of Premises                  9
4 -      COMMON FACILITIES                          9
         4.1 -  Use of Common Facilities            9
5 -      TERM                                       9
         5.1 -  Term of Lease                       9
         5.2 -  Planning Act                       10
6 -      RENT                                      10
         6.1 -  Base Rent                          10
         6.2 -  Monthly Instalments - Additional
                Rent                               10
         6.3 -  Deposit                            10
         6.4 -  Payment Arrangements               10
         6.5-       GST
         6.6 -  Remedies                           10
7 -      COVENANTS OF THE TENANT                   11
         7.1 -  Pay Rent                           11
         7.2 -  Utilities                          11
         7.3 -  Maintenance                        11
         7.4 -  Repairs and Maintenance            11
         7.5 -  Comply With All Laws               12
         7.6 -  Use and Operation                  12
         7.7 -  Landlord's Recovery                13
         7.8 -  Waste                              13
         7.9 - Compliance with Environmental
               Legislation                         14
         7.10 - Electrical and Other Service
                Facilities                         14
         7.11 - Alterations                        14
         7.12 - Right to Show Premises             15
         7.13 - Liability to Invitees, Licensees   15
         7.14 - Tenant's Indemnity of Landlord     15
         7.15     Heat                             13
         7.16 - Replacement of Bulbs               16
         7.17 - Maintenance of Services            16
         7.18 - Signs                              16
         -7.19 -Smoke-free Building                16
         7.20 - Energy Conservation-Conversion
                of Measurement Units               16

8 -      TAXES                                     16
         8.1 -  Tenant's Taxes                     16
         8.2 -  Building Taxes                     17
         8.3 -  Periodic Payments                  17
         8.4 -  Other Taxes                        17
9 -      COVENANTS OF THE LANDLORD                 18
         9.1 -  Quiet Enjoyment                    18
         9.2 -  Fixtures                           18
         9.3 -  Maintenance of Common Facilities   18
         9.5-   Landlord's Taxes                   18
         9.6 -  Access                             18
         9.7 -  Electric PowerERROR! BOOKMARK
                NOT DEFINED.
10 -     ASSIGNING AND SUB-LETTING                 19
         10.1 - Covenant Against Assignment        19
         10.2 - Restrictions on Advertising
                Transfer                           19
         10.3 - Factors to be Considered           19
         10.4 - Terms of Consent                   19
         10.5 - Sale of Tenant's Business          19
         10.6 - Right to Terminate                 19
11 -     INSURANCE                                 20
         11.1 - Tenant's Insurance                 20
         11.2 - Contract Provisions                21
         11.3 - Use of Premises (Insurance)        21
         11.4 - Landlord's Insurance               22
12 -     REZONING, ADDITIONS                       22
         12.1 - Rezoning                           22
         12.2 - Additions                          22
13 -     DAMAGE, DESTRUCTION OR EXPROPRIATION      23
         13.1 - Abatement of Rent                  23
         13.2 - Damage in Last Year of Term        23
         13.3 - Lack of Proceeds                   23
         13.4 - Procedure on Termination           23
         13.5 - Expropriation                      23
         13.6 - Repair of Damage                   24
         13.7 - Consultant's Determination         24
14 -     TENANT'S DEFAULT                          24
         14.1 - Remedies of Landlord               24
      (c) - Termination                            24
      (d) - Recovery of Expenses                   24
      (e) - Right to Relet                         25
         14.2 - Cure Default                       25
         14.3 - Construction Liens                 25
         14.4 - Distress                           25
         14.5 - Interest                           26
         14.6 - Application of Receipts            26
         14.7 - Protection of Landlord             26
         14.8 - Abandonment of Goods               26
         14.9 - Lien on Trade Fixtures             26
15 -     BANKRUPTCY, ETC.                          27
         15.1 - Tenant's Insolvency                27
16 -     NOTICES                                   27
         16.1 - Delivery of Notices                27
17 -     LANDLORD'S COSTS AND CONSENTS             27
         17.1 - Legal Costs                        27
         17.2 - Other Expenses                     28
18 -     PRIOR INTERESTS                           28
         18.1 - Mortgagee's Priority               28
         18.2 - Priority of Lease                  28
         18.3 - Acknowledgements or Statements     28
         18.4 - Rights of Mortgagees               29
         18.5 - Non-Disturbance Agreement          29
19 -     MONTHLY TENANCY                           29
         19.1 - Monthly Tenancy                    29
20 -     GENERAL                                   29
         20.1 - No Waiver of Default               29
         20.2 - Remedies Cumulative                29
         20.3 - Assignment by Landlord             29
         20.4 - No Partnership                     29
         20.5 - No Option                          29
         20.6 - Registration of Notice             30
         20.7 - Rules and Regulations              30
         20.8 - No Contra Proferentum              30
21 -     DELAYS                                    30
         21.1 - Unavoidable Delay                  30
         21.2 - Failure of Landlord to Deliver
                Possession                         30
         SCHEDULE"A" - LEGAL DESCRIPTION
         SCHEDULE "B" - SKETCH OF BUILDING PREMISES
         SCHEDULE "B-1"-SKETCH OF LAND AREA
         SCHEDULE "C" - RULES AND REGULATIONS
         SCHEDULE "D" - LANDLORD'S PERMITTED EXPANSION, ADDITION, BUILD AREA SCHEDULE "D-1" TENANT'S PERMITTED DEMOLITION AREA